                               MOR BENNINGTON LLLP
                                 LEASE AGREEMENT
                            65 West Watkins Mill Road
                              Single-Story Building

         THIS LEASE AGREEMENT (this "Lease") is made as of the 4th day of May 1999, between

MOR BENNINGTON LLLP, a Maryland limited liability limited partnership ("Landlord"), and GENVEC, INC., a Delaware corporation ("Tenant").

         I.       LEASED PREMISES
                  ---------------

                  A. LOCATION OF LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the "Leased Premises", comprised of the entire single story building (the "Building"), containing approximately forty-two thousand nine hundred (42,900) rentable square feet, located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20879 in the Bennington Corporate Center in Gaithersburg, Montgomery County, Maryland. The Leased Premises are described more specifically in the attached EXHIBIT A which is the site plan as approved by the City of Gaithersburg Planning Commission on June 30, 1998. "Property", when used in this Lease, means the Building; Parcel H upon which the Building is situated; and, all fixtures, equipment and other improvements in or upon such land and/or Building, including sidewalks, areaways, parking areas (subject to the parking easement whereby fifty-seven
(57) parking spaces located on Parcel H are designated for the benefit of Parcel J as identified on Exhibit A), loading areas, gardens and lawns. SEE RIDER NO. 1 -- Right of First Refusal, and RIDER NO. 2 -- Building Expansion Space.

                  B.       CONSTRUCTION OF THE LEASED PREMISES.

                           1.       CONSTRUCTION OF BASE BUILDING. Landlord,
at its sole cost and expense, has completed construction of the base shell of the Building (the "Base Building") in accordance with plans and specifications attached hereto as Exhibit B and incorporated by reference herein (the "Base Building Plans and Specifications"). Additionally, all systems development charges for the Base Building hook-up and tap fees for six (6) toilets and six
(6) sinks and all costs for the two inch existing water meter, shall be paid by Landlord. Landlord agrees that Landlord shall bear full responsibility for the Base Building, and Base Building Plans and Specifications, as being in compliance with all applicable requirements of law in effect as of the Commencement Date, as hereafter defined, including without limitation, the requirements of the law known as the Americans with Disabilities Act and the regulations promulgated thereunder (the "ADA").

                           2.       CONSTRUCTION OF TENANT IMPROVEMENTS.
Tenant shall hire Gaudreau, Inc., or another architect and engineer acceptable to Landlord who shall design the plans and specifications for the finishing of the Leased Premises (the "Tenant Improvements"). Tenant acknowledges that it has received and reviewed all information necessary from Landlord and Landlord's representatives with respect to the Base Building, in order for Tenant's architect and engineer to complete the plans and specifications for the finishing of the Leased Premises (the "TI Plans and Specifications"). The TI Plans and Specifications are subject to the prior written approval of Landlord and Landlord's architect, which approvals shall not be unreasonably withheld or conditioned. Landlord shall notify Tenant within seven (7) calendar days following submission of the TI Plans and Specifications to Landlord of Landlord's approval or disapproval of same or of Landlord's requirement for and estimate of additional time to review the plans and specifications. Failure to respond to Tenant's request for approval within such seven calendar day period, shall be deemed to constitute approval thereof. The TI Plans and Specifications, when approved, shall be initialled by the parties, shall be attached hereto as "Exhibit C" and shall be incorporated into this Lease by reference. Subject to and except as otherwise provided in this Lease and further subject to and except for Landlord's responsibility for the Base Building Plans and Specifications and Base Building, Tenant shall bear full responsibility for the TI Plans and Specifications and the improvements to the Leased Premises constructed in accordance with the TI Plans and Specifications, as being in compliance with all applicable requirements of law, including without limitation, the ADA, as amended. Tenant releases Landlord from any claim by Tenant arising out of failure of the Leased Premises to be in compliance with all applicable requirements of law.

                           Landlord shall contribute  Twenty-Eight  Dollars
and Fifty Cents ($28.50) multiplied by the Rentable Area of the Leased Premises ("Landlord's Initial Contribution") toward the cost of the Tenant Improvements, including Tenant's architectural and engineering design fees, and the cost of exterior signage (the "Leased Premises Cost"). After the TI Plans and Specifications are approved, Landlord shall construct the Tenant Improvements and finish the Leased Premises for Tenant in accordance with the TI Plans and Specifications and the terms of the Tenant Improvements Construction Agreement hereinafter defined. The Leased Premises Cost shall include the total cost of all labor and materials incurred by Landlord in connection with finishing the Leased Premises, plus a fee of five percent (5%) of all hard costs in connection therewith, plus an additional general conditions fee of One Hundred Fourteen Thousand Dollars ($114,000) in connection therewith. In the event the Leased Premises Cost exceeds Three Million Dollars ($3,000,000.00), Landlord shall credit Tenant with sixty-seven percent (67%) of that portion of the general contractor's fee payable to Landlord's contractor (as discussed above) which exceeds One Hundred Fifty Thousand Dollars ($150,000.00), up to a maximum credit of Sixty-Seven Thousand Dollars ($67,000.00). For example, in the event the Leased Premises Cost is $5,000,000.00, said credit to Tenant shall be $67,000.00. ($5,000,000 x .05 =
$250,000.00. $250,000,00 - $150,000.00 = $100,000. $100,000 x .67 =
$67,000.00). Said credit shall be applied first to Tenant Improvements and then to installments of Basic Annual Rent due under this Lease.

                           Subject to the following, any charges and expenses
incurred for work and material respecting the finishing of the Leased Premises which are in excess of Landlord's Initial Contribution, up to Fifty-Seven Dollars ($57.00) multiplied by the Rentable Area of the Leased Premises ("Tenant's Minimum Contribution"), shall be paid by Tenant. In the event that the total cost of Tenant Improvements exceeds the amount of Landlord's Initial Contribution and Tenant's Minimum Contribution (i.e., $85.50 p.s.f.), and provided Tenant has fulfilled its obligations with respect to Tenant's Minimum Contribution, all charges and expenses incurred for work and material respecting the finishing of the Leased Premises over and above such amount, shall be initially shared equally by Landlord and Tenant with a maximum additional Landlord contribution of Twenty Dollars ($20.00) per rentable square foot of the Leased Premises ("Landlord's Additional Contribution"). Landlord's Additional Contribution, if any, shall be repaid by Tenant to Landlord in equal monthly installments together with the monthly rent payments, which installments shall be determined by amortizing Landlord's Additional Contribution, together with interest at the rate of ten and one-half percent (10.5%) per annum, over the original ten year term of this Lease. Any costs in connection with the finishing of the Leased Premises in excess of Landlord's Initial Contribution, Landlord's Additional Contribution and Tenant's Minimum Contribution shall be paid by Tenant. For example, if the Rentable Area of the Leased Premises is determined to be 42,900 square feet and the total cost of the Tenant Improvements is $5,000,000.00, then Landlord's total contribution to the Tenant Improvements would be $1,888,675.00, calculated as follows:

         Landlord's Initial Contribution of $1,222,650.00 (i.e. $28.50 x 42,900) is applied first toward the cost of the Tenant Improvements. [The next $2,445,300.00 (i.e. Tenant's Minimum Contribution of $57.00 per square foot) for the cost of the Tenant Improvements is the Tenant's responsibility].

         At this point the remaining Tenant Improvements costs would be $1,332,050.00 [i.e. $5,000,000.00 - $3,667,950.00 (Landlord's Initial
         Contribution plus Tenant's Minimum Contribution) = $1,332,050.00].

         Provided Tenant has fulfilled its obligations with respect to Tenant's Minimum Contribution, Landlord shall contribute up to $20.00 per square foot toward the remaining $1,332,050.00, on a shared dollar for dollar basis with Tenant. In this example the $20.00 ceiling would not be reached, and Landlord's Additional Contribution would be $666,025.00 (i.e. 1/2 of $1,332,050.00).

                           Tenant's Minimum Contribution,  and all other
Tenant contributions for improvements to be made hereunder, shall be paid as additional rent, within thirty (30) days of Tenant's receipt of invoices(s) from Landlord. Tenant's failure to pay any amount due hereunder will be deemed a default of this Lease.

                           Other matters related to the construction of the
Tenant Improvements, not addressed in this Lease, shall be governed by the Tenant Improvements Construction Agreement attached hereto as Exhibit D-1 and incorporated herein by reference (the "Tenant Improvements Construction Agreement") to be entered into between Landlord and Tenant simultaneously with their execution of this Lease.

                  C. LANDLORD'S WARRANTY. Landlord hereby agrees to and will assign to Tenant at the termination of Landlord's Warranty Period (as defined below), to the extent they are assignable, any and all written warranties and guarantees from Landlord's contractors, subcontractors and suppliers of any materials and equipment installed by Landlord and labor to the Leased Premises for that portion, if any, of the Lease Term that such warranties and guarantees are in effect. With regard to any new construction performed by Landlord for the benefit of Tenant pursuant to Paragraph I.B. of this Lease, Landlord hereby warrants ("Landlord's Warranty") to Tenant that Landlord will be responsible for a period ("Landlord's Warranty Period") of one (1) year from the date on which the Leased Premises are substantially complete (as determined in accordance with Section II.A. below) to repair or to have repaired all defects in such construction, to the extent such defects are not caused by the negligence of Tenant or any of its agents, servants, employees or contractors (in which event such defects will be repaired at Tenant's sole cost). To the extent that Landlord is obligated to make repairs pursuant to Landlord's Warranty, Tenant will be relieved during Landlord's Warranty Period of the obligations imposed upon it pursuant to this Lease to make or pay for such repairs to the Leased Premises. Tenant agrees to and will give Landlord prompt notice of the need for any such repairs.

         II.      LEASE TERM
                  ----------

                  A.       LEASE TERM.

                           1.       ORIGINAL LEASE TERM. The Lease Term will
be approximately ten (10) years, beginning on the "Commencement Date" as hereinafter defined, and terminating at 11:59 p.m. on the last day of the tenth (10th) full Lease Year unless the Lease Term is extended in accordance with the following paragraph, renewed or terminated earlier in accordance with this Lease. The Commencement Date shall be the earlier of November 1, 1999 or the date on which the Leased Premises are substantially completed as mutually certified by Landlord and Tenant's architect and a certificate of occupancy has been issued for, or the final inspection has occurred allowing occupancy of, the Leased Premises. Notwithstanding the foregoing, if the completion of the Leased Premises is delayed due to Tenant's failure to meet the deadlines (the "Tenant Deadlines") outlined on Exhibit D-2 attached hereto and made a part hereof, the Commencement Date shall, nonetheless, be November 1, 1999. The Commencement Date will be confirmed in a supplementary written agreement, in substantially the form attached as EXHIBIT E. Unless specifically stated otherwise in this Lease, the term "Lease Term" means the original term of ten
(10) years plus any "Extended Lease Term" as defined below and any and all renewal terms, whenever a renewal option has been exercised. SEE RIDER NO. 3 -- Renewal Option.

SEE INSERT X

                           2.       EXTENDED LEASE TERM. Tenant shall have the
one-time right to extend the original term of this Lease up to a maximum of four (4) additional years and, in any event, in no less than full year increments, (and the term "Lease Term" will refer to the Lease Term, as so extended) by providing Landlord with written notice of its exercise of this right by the end of the fourth (4th) Lease Year. Landlord shall provide Tenant an allowance equal to One Dollar ($1.00) multiplied by the Rentable Area of the Leased Premises for each year that the Lease Term is extended, to be used by Tenant solely to refurbish the Leased Premises (the "Extended Lease Term Allowance"). The Extended Lease Term Allowance shall be paid by Landlord to Tenant at the end of the fifth Lease Year after Tenant provides Landlord with detailed invoices, marked "PAID", for the work completed hereunder, together with final lien waivers from all contractors and subcontractors.

                  B.       INTENTIONALLY DELETED.

                  C. LEASE YEAR. The term "Lease Year" means each consecutive period of twelve (12) successive calendar months during the Lease Term. If the Commencement Date does not occur on the first day of a month, the first Lease Year will include the twelve calendar months and the period from the Commencement Date until the first day of the following month.

                  D. ACCEPTANCE OF LEASED PREMISES. Upon delivery by Landlord to Tenant of the Leased Premises, Tenant will be deemed to have accepted the Leased Premises. However, Landlord will remain responsible for the completion of those "punchlist" items, if any, to which Landlord and Tenant have agreed in writing within fifteen (15) days after the Leased Premises are substantially

             Insert X to Section II.A. (Lease Term) of Genvec Lease

         Notwithstanding anything in this Lease or the Tenant Improvements Construction Agreement to the contrary, if the failure to deliver the Leased Premises in substantially complete condition by December 17, 1999 (as such date may be extended in accordance with the Tenant Improvements Construction Agreement) is solely and directly as a result of matters within Landlord's reasonable control (a "Landlord Delay"), then, for each day beyond December 17, 1999 (or such date to which the substantial completion date on Exhibit D-3 may be extended) during which such completion is delayed as a result of a Landlord Delay, Tenant shall be entitled to a day-for-day abatement of the Basic Annual Rent and Common Area Expenses (the "Landlord Delay Abatement"). The foregoing shall not affect Tenant's obligation to commence its rental payments on November 1, 1999, it being the intention of the parties that the Landlord Delay Abatement shall be applied, if at all, to the first rental payments to come due after substantial completion of the Leased Premises has occurred.

                                     Landlord Initials: /s/ Signature Illegible
                                       Tenant Initials: /s/ Signature Illegible


                                      -4a-
complete. Landlord shall use its commercially reasonable efforts to cause such punchlist items to be completed within thirty (30) days thereafter.

         III.     RENT AND FINANCIAL MATTERS
                  --------------------------

                  A. DEPOSIT. Tenant shall deposit with Landlord at the time of execution of this Lease a "Deposit" of Fifty-One Thousand Eight
Hundred Thirty-Seven Dollars and Fifty Cents ($51,837.50). Landlord's receipt of the Deposit shall be confirmed by Landlord in the Lease Commencement Agreement, and the Deposit shall not be deemed to have been paid by Tenant unless and until Landlord's receipt thereof is so confirmed. The Deposit, which to the extent the same has not been applied or exhausted pursuant to the further terms hereof, shall be applied by Landlord to the payment of the first full month's installment of Basic Annual Rent due hereunder. Landlord shall have the right to apply the Deposit to cure any breach by Tenant of any of Tenant's obligations or duties pursuant to this Lease prior to the application thereof by Landlord to the first full month's installment of Basic Annual Rent.

                  B. RENTAL PAYMENTS. Tenant agrees to pay Landlord Basic Annual Rent as set forth below (subject to adjustment following the measurement described in III.C.1.(a) below):


                                      Basic                              Monthly                                 Per
         Lease Year                 Annual Rent                        Installments                         Square Foot

              1                     $622,050.00                        $51,837.50                               14.50
              2                     $640,926.00                        $53,410.50                               14.94
              3                     $660,231.00                        $55,019.25                               15.39
              4                     $679,965.00                        $56,663.75                               15.85
              5                     $700,557.00                        $58,379.75                               16.33
              6                     $721,578.00                        $60,131.50                               16.82
              7                     $743,028.00                        $61,919.00                               17.32
              8                     $765,336.00                        $63,778.00                               17.84
              9                     $788,502.00                        $65,708.50                               18.38
              10                    $812,097.00                        $67,674.75                               18.93


In the event that the Lease Term is extended pursuant to Section II.A.2. above, Basic Annual Rent shall continue to increase at the rate of three percent (3%) per Lease Year for the balance of the Lease Term.

Basic Annual Rent shall be paid in equal monthly installments as set forth above. Each installment of the Basic Annual Rent is due in advance on the first (1st) day of each and every month for which payment is due. All payments of Basic Annual Rent, Additional Rent or other sums due Landlord under this Lease will be made by Tenant without any deductions or set-offs and without demand, at the address designated in this Lease for such payments, or at any other address that Landlord designates by not less than fifteen (15) days advance written notice to Tenant. Unless specifically stated otherwise in this Lease, the term "Rent" means Basic Annual Rent and Additional Rent. Because Landlord will incur additional expenses if Tenant does not pay the Rent on the date due, should payment of any installment of Rent be more than five (5) business days' delinquent, Tenant will pay a late charge equal to five percent (5%) of the arrearage. Landlord, however, agrees to waive payment of such late charge provided the number of such delinquent payments does not exceed one (1) delinquency in any twelve (12) month period. In addition, the arrearage shall bear interest calculated at the rate of eighteen percent (18%) per annum for each day such a payment is late. The late charge will be payable at the same time as the late payment, without demand.

Time is of the essence respecting all payments to be made by Tenant to Landlord under this Lease.

                           If the Lease Term begins on a day other than the
first day of a month, then on the Commencement Date the monthly installment of Basic Annual Rent, Additional Rent, and all amounts set forth in Paragraph III.C.2. or otherwise payable by Tenant shall be prorated.

                           The term "Additional Rent" includes all payments or
installments due under this Lease other than Basic Annual Rent (including attorneys' fees incurred by Landlord in connection with Tenant's default). Unless a different period for payment is provided for elsewhere in this Lease, any Additional Rent due will be paid by Tenant within thirty (30) days after Landlord has notified Tenant of the amount due. Tenant's obligation for Additional Rent and any unpaid Basic Annual Rent will remain in effect after the termination or expiration of this Lease.

                  C.       RENT ADJUSTMENTS.

                           1.       DEFINITIONS. For purposes of this Lease,
the following meanings or definitions shall apply:

                                    (a)     The "Rentable  Area of the Leased
Premises" and the "Rentable Area of the Building" are each approximately forty-two thousand nine hundred (42,900) square feet. Therefore, "Tenant's Portion" of those expenses payable in accordance with Paragraph III.C.2. is one hundred percent (100%). The exact square footage of the Rentable Area of the Leased Premises and the Rentable Area of the Building shall be verified in accordance with the Washington, D.C. Association of Realtors by Tenant's architect prior to the commencement of construction of the Tenant Improvements.

                                    (b)     The term "Common Area Expenses"
means the following expenses paid or incurred by Landlord in connection with Landlord's management of the Building and/or the Property and the maintenance, operation and repair of the common areas of the Property: (i) keeping the driveways, parking areas, sidewalks and steps free and clear of ice, snow and debris; (ii) maintaining all grass and landscaping on the Property; (iii) maintaining the common areas of the Building, including the common utility rooms and common security systems, if any, and repair of normal wear and tear of the roof and caulking; (iv) the cost of Insurance; (v) repair of the paving the driveways and parking areas; (vi) monitoring, repairing and payment of all common utilities, including water, sewerage, unmetered or metered sprinkler and exterior electrical utilities on the Property; (vii) management fees;
(viii) charges or assessments imposed on or allocated to the Building and/or Property by the Bennington Corporate Center Association, Inc.; (ix) the cost of any capital improvement (amortized or depreciated over the useful life of such improvement as defined by GAAP; with the interest at a fluctuating rate per annum which is at all times equal to 1-1/2% over the prime interest rate as determined from time to time by Citibank, N.A. on the unamortized balance) made to the Building by Landlord which results in more efficient operation of the Building or made to the Building by Landlord after the date of this Lease that is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; and (x) all other items which would be considered as procured or incurred in maintaining, operating, or repairing the Building or the common areas of the Property under sound management and generally accepted accounting principles. "Common Area Expenses" does not include the cost of work Landlord performs for, and/or at the expense of, any particular tenant (including Tenant), which costs will be billed directly to Tenant or such other tenant, as the case may be. Notwithstanding anything in the Lease to the contrary, Common Area Expenses also shall not mean and shall exclude any and all fees, charges, disbursements, obligations, Base Rent, Additional Rent, costs and expenses not reasonably related to the maintenance, repair, management and/or operation of the Building and the Property, such exclusions, without limitation, including the following:

                           1. Financing Costs. Any and all of Landlord's payments for (a) loan principal or interest, together with expenses thereto related in connection with such financing or any refinancing during the term of the Lease,
                                    (b) payments pursuant to ground leases,
                                    legal fees related to the preparation and review of easements, license agreements, and payments pursuant to any other agreements to the extent such payments do not constitute operating expenses under generally accepted accounting principles (c) charges, rentals, obligations or payments of any kind for the financing of the construction of the Tenant Improvements except as specifically set forth herein or (d) similar payments;

                           2. Landlord's Taxes, Licenses and Fees. Any and all of Landlord's income, excise, franchise taxes, excess profit taxes, or similar taxes on Landlord's business; license and other fees relating to Landlord's business; any other fees and taxes not constituting real estate taxes which do not uniquely pertain to the Leased Premises, the Building or the Property or Tenant's specific use thereof; and any taxes or fees not levied in substitution for real estate taxes;

                           3. Salaries. Wages, salaries and benefits of employees over the rank of the property manager except to the extent those employees are directly involved in the day-to-day management and operation of the Building;

                           4. Leasing Costs. Any and all of Landlord's costs to lease space in the Property to all prior, existing and prospective tenants, including, without limitation: consulting and marketing fees, advertising expenses, brokerage commissions, legal fees, vacancy costs, rent or other rent concessions, and/or refurbishment or improvement expenses; and costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant; rent for management or leasing offices;

                           5. Related Party Fees. Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord unless employed at competitive rates as independent contractors; any other operating expense representing an amount paid to a related corporation, entity or person that is in excess of the amount that would be paid in the absence of such relationship;

                           6. Depreciation. Any charge for depreciation of the Building or other improvements comprising part of the Property or equipment and any interest or other financing charge;

                           7. Building Defects. The cost of correcting defects in the construction of the Building or in the installation of the Building equipment or other improvements comprising part of the Property or equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose, of this category; the cost of repair or replacement for any item covered by a warranty;

                           8. Casualty and Condemnation Costs. The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building or other improvements comprising part of the Property or equipment and payable by condemnation proceeds and/or insurance proceeds, and any amounts constituting the deductible portion of insurance.

                           9. Additions. Except as permitted above, the cost of any additions, expansions or capital improvements or expenditures to the Building or the Property (other than the Building Expansion Space, as hereafter defined);

                           10. Initial Construction Costs. The cost of tools and equipment used initially in the construction of the Building or other improvements comprising part of the Property; the cost of any "tap fees" or one time lump sum sewer or water connection fees for the Property unless due to service upgrades required by Tenant;

                           11.      Recordation and Transfer Fees. Any
                                    documentary and transfer taxes imposed in connection with the Lease or any other lease except as set forth herein;

                           12. Landlord Compliance Costs. The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in the Lease to be borne at Landlord's expense; amounts paid by Landlord (including interest) on account of or to cure violations of or deviations from the requirements of statutes, laws, regulations, notices or ordinances on any part of the Property or Building and any costs or expenses resulting from Landlord's violation of any agreement to which it is a party; costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous materials or wastes or asbestos-containing materials from the Property unless the wastes or asbestos-containing materials were in or on the Property due to Tenant's negligent or intentional acts or Tenant's failure to comply with its obligations set forth in this Lease; and any amounts constituting the deductible portion of insurance for liability;

                           13. Bad Debt Costs. Any and all collection costs, including legal fees and bad debt losses or reserves except to the extent attributable to Tenant;

                           14.      Excessive Management Fees. Property
                                    management fees in excess of Five Percent
                                    (5%) of gross rentals generated by the
                                    Property.

                           15. Inflated, Excessive and Inappropriate Costs. Any otherwise permissible fees or costs, to the extent the same are in excess of prevailing and competitive rates; except as otherwise provided for herein, expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management or operating expenses of the Building; and

                           16. Enforcement Costs. Landlord's costs to compel full performance under leases with tenants of the Property except to the extent attributable to Tenant.

                           17.      Reimbursed Items. Any cost that is
                                    reimbursed to Landlord by third parties.

                                    (c)     The term "Taxes" means any present
or future federal, state, municipal, local and/or any other taxes, assessments, levies, benefit charges and/or other governmental and/or private impositions (including any business park charges), imposed, levied, assessed and/or attributable directly or indirectly to the Property and/or the Building or upon the Rent due and payable under this Lease, whether now customary or within the contemplation of Landlord and Tenant and whether extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing. The term "Taxes" does not include any inheritance, estate, succession, income, profits or franchise tax, gift taxes, transfer taxes, capital levies or similar taxes on Landlord's business. If, however, at any time during the Lease Term the method of taxation prevailing on the Commencement Date is altered or eliminated so that one or more of the items listed in the first sentence of this subparagraph C.1(c) is replaced by a levy, assessment or imposition, wholly or partly as a capital levy, or otherwise, on the rents or income received from the Property and/or the Building (provided the tax on such income is not a tax levied on taxable income generally) wholly or partly in place of an imposition on, a substitute for, or an increase of, taxes in the nature of real estate taxes issued against the Property and/or the Building, the charge to Landlord resulting from such altered or replacement method of taxation will be deemed to be within the definition of "Taxes". All reasonable expenses incurred by Landlord (including attorneys' fees and court costs) in contesting any increase in Taxes or any increase in the assessment of the Property and/or the Building will be included as an item of Taxes for the purpose of computing Additional Rent due under this Lease. Landlord shall, at the request and sole cost and expense of Tenant, cooperate in Tenant's application for real property tax abatements or deferrals, including but not limited to those arising out of the so-called "Miller Legislation". Any resulting tax decreases or credits applicable to the Lease Term shall be passed solely to Tenant as a decrease or credit to Tenant's obligations hereunder.

                                    (d)     The term  "Insurance"  means  the
cost of all insurance relating to the Property of whatsoever nature kept or caused to be kept in force by Landlord to protect itself and/or its mortgagee(s) against liability and casualty loss, which includes, but is not limited to, coverage for physical damage to owned or leased property, loss of rents insurance, primary and umbrella or excess liability insurance, boiler and machinery insurance and workers compensation insurance. The term "Full Insurable Value" shall mean actual replacement costs of the Building (exclusive of the costs of excavation, foundations and footings below the lowest basement floor), or such other amounts as may be required by Landlord's lender.

                           2.       RENT ADJUSTMENT--COMMON AREA EXPENSES AND
TAXES. Tenant agrees to pay to Landlord, in each year of the Lease Term, Tenant's Portion of Common Area Expenses and Taxes (collectively, the "Expenses"). Until the actual amounts of such Expenses are determined by Landlord, Tenant agrees to pay to Landlord, as Additional Rent, with and at the same time as the monthly payments of Basic Annual Rent (provided, however, that such payments shall commence on the Commencement Date whether or not the Basic Annual Rent commences then), the following amounts:

                                    (a)     Five Thousand Three Hundred
Twenty-Six Dollars and Fifty Cents ($5,326.50) per month ($1.50 p.s.f.) as one-twelfth of Tenant's estimated Portion of the Common Area Expenses; and

                                    (b)     Five Thousand Three Hundred
Twenty-Six Dollars and Fifty Cents ($5,326.50) per month ($1.50 p.s.f.) as one-twelfth of Tenant's estimated Portion of Taxes.

                                    At any time during a Lease Year, Landlord
 may revise its estimate of Tenant's Portion of any such Expenses and adjust Tenant's monthly installments to reflect the revised estimates. Landlord shall give Tenant not less than thirty (30) days' prior written notice of the revised estimates and the amount by which Tenant's monthly installments shall be adjusted, and Tenant shall pay the adjusted installments with each payment of the Rent, beginning with the first payment of the Basic Annual Rent to come due after Tenant's receipt of such prior written notice.

                                    Landlord shall deliver to Tenant on or
before May 1 of each calendar year during the Lease Term and on May 1 of the calendar year following the expiration or earlier termination of this Lease, a statement for the immediately preceding calendar year (or portion thereof applicable to the Lease Term) (the "Statement"), showing Tenant's Portion of such costs. Tenant will pay Landlord, within sixty (60) days of the receipt of the Statement, such amounts as may be necessary to adjust Tenant's payments of its estimated Portion of the Expenses for such preceding period so that such payments will equal the actual amount of Tenant's Portion of such Expenses for such period. If the actual amount of Tenant's Portion of such costs for such preceding period is less than the amounts paid by Tenant as installments of its Portion of such costs, then Landlord will credit Tenant's account by the amount of the excess or, if at the end of the Lease Term, refund to Tenant the amount of the excess. Unless Tenant gives Landlord written notice of its exception to any Statement within sixty (60) days after delivery thereof, the same shall be conclusive and binding on Tenant; provided, however, that in the event that Tenant shall give Landlord written notice of its exception to such Statement within such sixty (60) day period, Tenant shall nevertheless be obligated to pay the Additional Rent. At its sole cost and expense and without unreasonable interference with Landlord's business operations or waiving Tenant's obligation to pay the amount shown on such Statement, Tenant shall have the right (but not more than once in any twelve month period), upon at least ten (10) business days prior written notice given to Landlord within sixty (60) days after its receipt of a Statement, to examine the books, records and other papers of Landlord used to compute the Expenses reflected on such Statement (the "Audit"). Any overpayment by Tenant of Additional Rent for such period reflected by such examination shall be credited against Tenant's obligation to pay Additional Rent, or if, at the end of the Lease Term, refunded to Tenant within sixty (60) days of the end of the Lease Term. In the event of any errors on the part of Landlord in excess of five percent (5%) of Tenant's Portion for any calendar year, Landlord will also reimburse Tenant for all reasonable costs incurred by Tenant with respect to its Audit. Any such examination shall be conducted only during Landlord's regular business hours, and all information examined shall be kept by Tenant in the strictest confidence except to the extent necessary to enforce Tenant's rights, if any hereunder, in a court of competent jurisdiction.

                                    Notwithstanding the foregoing, Landlord
and Tenant agree that with respect to those components of Common Area Expenses that are within Landlord's reasonable control, Tenant's actual share of such costs shall not increase each year by more than five percent (5%) of such costs in the preceding year. Landlord and Tenant agree that those items listed in subsections (b)(i), (iv), (vi), (viii) and (c) above are not within Landlord's reasonable control and, therefore, not subject to such five percent (5%) cap.

                                    Failure of Landlord to provide any
Statement within the time prescribed will not relieve Tenant of its obligations under this Paragraph III.C.2. It is agreed that no Statement will include a reassessment or recapture from any prior year's Expenses.

                           3.       SUMMARY OF PAYMENTS. The following is a
list of the various payments and installments of Basic Annual Rent and Additional Rent under the Lease pursuant to this Section III as of the Commencement Date. Some of these amounts will change during the Lease Term.


                                                        Monthly                           Annual
                                                     Installments                       s.f. Amount
                                                     ------------                       -----------

Basic Annual Rent:
         (Months 1 - 12)                               $51,837.50                           $14.50

Common Area Expenses
         (estimate)                                    $ 5,362.50                           $ 1.50

Taxes    (estimate)                                    $ 5,362.50                           $ 1.50

TOTAL                                                  $62,562.50                           $17.50


                           4.       UTILITIES. To the extent utilities for the
use of the Leased Premises by Tenant are not included within Common Area Expenses, Tenant agrees to pay promptly to the appropriate supplier all such charges for water, gas, steam, electricity or other power source, telephone and all other utility and communication services used and/or supplied by Tenant in connection with Tenant's use of the Leased Premises.

         IV.      CONDITIONS OF TENANT'S OCCUPANCY AND POSSESSION

                  A. USE RESTRICTIONS AND RULES. Tenant agrees to use the Leased Premises only for general office, research and development, light manufacturing and bioprocessing, laboratory, warehouse, animal research and storage, and storage purposes, and for no other purpose. In addition, Tenant agrees to be bound by all laws, requirements, rules, orders, ordinances, zoning and restrictive covenants applicable to the Property or Tenant's use of the Leased Premises, whether in force on or after the Commencement Date, and by the Rules and Regulations as announced by Landlord from time to time, including those set forth in EXHIBIT F (collectively, the "Restrictions") provided that in respect to any future modification or addition to the Rules and Regulations, Tenant shall not be required to comply with any Rule or Regulation to the extent it conflicts with this Lease or either increases Tenant's obligations or decreases Tenant's rights hereunder in a material and adverse manner or are not uniformly enforced by Landlord. Landlord shall notify Tenant in writing of all future additional or modified Rules and Regulations from time to time established.

                  Landlord will indemnify Tenant and hold Tenant harmless from and against any losses, costs, damages or claims of whatever nature arising out of or in connection with the failure of the Base Building to comply with ADA requirements and applicable life safety codes as of the date hereof. Notwithstanding the preceding sentence, Tenant shall pay the cost of any improvements to the Leased Premises required as a result of Tenant's particular, specialized use of the Leased Premises. Tenant shall indemnify Landlord and hold Landlord harmless from and against any losses, costs, damages or claims of whatever nature arising out of or in connection with the failure of the Leased Premises, as finished in accordance with the TI Plans and Specifications, to comply with ADA requirements and applicable life safety codes at any time during the Lease Term.

                  B. IMPROVEMENTS BY TENANT. After completion of the work to be performed by Landlord and Landlord's contractor in accordance with the Plans and Specifications listed in EXHIBIT C, Tenant will not make any further improvements, alterations, installations or additions to the Leased Premises unless (1) it receives Landlord's prior written consent, which will not be unreasonably withheld; (2) the work is performed only by licensed and bonded contractors approved in advance by Landlord; (3) the work is carried out pursuant to properly documented drawings approved in advance by Landlord and pursuant to all necessary permits or governmental and/or other approvals, the responsibility and cost of obtaining which will be borne solely by Tenant;
(4) Tenant pays all costs of such work; (5) the quiet enjoyment of other tenants in the Building is not disturbed; and (6) work does not materially and adversely impact the aesthetics or functional integrity of the Building in Landlord's reasonable opinion or void or diminish the roof warranty of the Building. If Tenant elects to use a contractor other than Landlord or its representative, then the work performed by such contractor will be under the general supervision of Landlord, and Tenant will pay Landlord a reasonable supervisory fee. Notwithstanding the foregoing, Landlord's consent shall not be required for any alterations, installations, additions and/or improvements to the Leased Premises, including, but not limited to, the installation of any fixtures, amenities, equipment, appliances or other apparatus, the cost of which is less than $50,000 and/or which is of a non-structural nature and/or which does not involve the mechanical, electrical, plumbing and/or HVAC System (collectively, the "Work"); provided, however, Tenant complies with all other provisions herein with respect to such Work. All such Work shall be done at Tenant's sole cost and expense and at such times and in such manner as Landlord may from time to time designate. All such Work shall be done under the general supervision of Landlord to assure standard quality improvements on the Property for which Landlord shall be reimbursed for all of Landlord's reasonable out-of-pocket expenses with respect to Landlord's review and supervision of the Work.

                           With the exception of movable trade fixtures and
furniture, all alterations, additions and improvements made by Tenant are hereby deemed the property of Landlord and will remain a part of the Leased Premises upon this Lease's termination. Landlord, however, may request in writing that Tenant remove any or all of them no later than the termination date of this Lease. In response to Landlord's request, Tenant promptly will perform such removal and restore the Leased Premises to their original condition, all at Tenant's sole cost.

                           Notwithstanding the above,  Landlord acknowledges
that certain Tenant Improvements are highly specialized and essential ("Specialized Tenant Improvements") for Tenant's specific use of the Leased Premises. Therefore, those items set forth in EXHIBIT G may be removed by Tenant upon this Lease's termination, and Tenant shall promptly restore the Leased Premises to their original condition following such removal, and substitute mechanical and operating systems as Landlord determines necessary, all at Tenant's sole cost and expense.

                  C.       MAINTENANCE.

                           1.       Tenant will, at its sole cost,  keep the
Leased Premises in good condition and repair, normal wear and tear, insured casualty and condemnation excepted. Tenant's responsibility under this Paragraph IV.C.1. will include, but will not be limited to, maintenance and repair of all interior and exterior windows and doors, hardware, locks, light fixtures, pipes, plumbing, and electrical connections.

                           2.       Landlord, at its sole cost and expense but
which shall be reimbursed to Landlord to the extent part of Common Area Expenses, shall maintain the Base Building, the structural exterior walls (excluding the windows and doors), downspouts and roof of the Leased Premises, as long as such maintenance is not required because of the acts or omissions of Tenant or its representatives, agents, employees, or visitors, in which event such maintenance shall be done by Landlord at Tenant's sole cost.

                           3.       Tenant will not commit or suffer any waste
of the Leased Premises and will assume responsibility for all maintenance and repair, regardless of the nature, pertaining to the heating and/or air conditioning equipment. Tenant will secure and maintain during the Lease Term, a full service contract on such mechanical equipment with a company reasonably acceptable to Landlord and providing at least the services outlined on the attached Exhibit H. Tenant must deliver a copy of such service contract to Landlord upon the commencement of the Lease Term and whenever a change of company or a change in such contract occurs. At the expiration of the Lease Term, Tenant must also deliver to Landlord a certification from the company regularly maintaining the mechanical systems in the Leased Premises, which certification must be based on an inspection conducted within thirty (30) days of the termination date of the Lease and which must state that all such systems are in good operating order and be in substantially the form attached as EXHIBIT I. Landlord or Landlord's representatives may enter the Leased Premises at any reasonable time and in the presence of an escort designated by Tenant to verify Tenant's compliance with this Lease, provided that notwithstanding anything to the contrary in this Lease, except in case of an emergency, Landlord shall provide notice of not less than twenty-four (24) hours, which may be verbal, prior to entering the Leased Premises under any provision of this Lease affording any rights to Landlord of repair, entry or inspection. In the event Tenant fails to maintain the mechanical equipment as provided in this Paragraph IV.C.3., Tenant will be liable to Landlord for any costs incurred by Landlord in maintaining or repairing such mechanical equipment.

                           4.       At the expiration or termination of the
Lease, Tenant will leave the Leased Premises clean and at least in the same good condition (reasonable wear and tear excepted) as when the Lease Term began. Tenant will remove all of its property and possessions from the Leased Premises except to the extent provided by Paragraph IV.B. above. Any items of Tenant's personalty remaining in the Leased Premises after the termination of the Lease shall be deemed abandoned by Tenant and become the sole property of Landlord. Notwithstanding the foregoing, any costs incurred by Landlord in storing and/or disposing of such abandoned property shall remain the sole obligation of Tenant, which obligation shall survive the termination of this Lease.

                  D. CONDUCT ON LEASED PREMISES. Tenant will neither do, nor permit anyone else to do anything on the Leased Premises which might or would (1) interfere with the good order of the Property; (2) interfere with the rights of other tenants of the Property; (3) increase any insurance rates charged Landlord with respect to the Property; or (4) conflict with or invalidate any insurance policy maintained by Landlord for the Property. If the insurance premiums of Landlord are increased due to Tenant's use or occupancy of the Leased Premises, then the amount of such increase will be paid by Tenant to Landlord as Additional Rent as it becomes due, and Landlord will have the same right to collect such amount as Landlord has under this Lease to collect Additional Rent.

                  E. INSURANCE. Tenant will purchase at its sole cost, from an insurance company licensed to do business in the State of Maryland and approved by Landlord, a policy of public liability insurance covering the Leased Premises and the business conducted by Tenant there. The policy will be kept in force during the entire Lease Term. The policy will have minimum limits of liability of (1) $1,000,000 in respect to any one occurrence and (2) $2,000,000 in respect to the general aggregate limit of liability. The policy must name Landlord and Manekin, LLC as additional insureds, and must contain an agreement by the insurer not to cancel or change the insurance without first giving Landlord thirty (30) days' prior written notice. Tenant will furnish Landlord with a certificate of insurance no later than the Commencement Date and on the date of each policy renewal.

                  At all times throughout the Lease Term, Landlord will maintain (a) fire, casualty and extended coverage insurance covering the Building and all improvements on the Property in an amount equal to the Full Insurable Value thereof and sufficient to prevent Landlord from being a co-insurer under its policies of insurance, and (b) public liability and property damage insurance in an amount equal to that required to be maintained by Tenant.

                           Landlord and Tenant hereby  mutually  waive all
claims for recovery from the other for any loss or damage to any of Landlord's or Tenant's property insured under valid and collectible insurance policies to the extent of any recovery for loss insured under those policies. The parties agree that a mutual subrogation clause shall be included in each insurance policy setting forth that the insurance shall not be invalidated in the event that the insured waives in writing, before any loss, any or all right of recovery against the other party for any insured loss.

                  F. LIENS. Except as provided in paragraph X.P. herein, Tenant will not do anything, or permit anything to be done, which subjects all or any part of the Leased Premises or Tenant's interest in it to any lien or encumbrance. This includes, but is not limited to, mechanics' or materialmen's liens. If any such lien is filed purporting to be for work or material furnished to Tenant, then Tenant must have such lien discharged or bonded within ten (10) days of notice to Tenant of its filing.

                  G.       ENVIRONMENTAL ASSURANCES.

                           1.       REPRESENTATIONS. Tenant represents and
warrants to Landlord that, to the best of Tenant's knowledge, neither Tenant nor any affiliate of Tenant has Generated (as defined below) or is, as of the date of execution of this Lease, Generating Hazardous Substances (as defined below) at, to or from the Leased Premises.

                           With regard to the Leased Premises,  the Building,
the Property and any property and equipment relating thereto to which Landlord has title or sole and absolute control (the "Total Premises"), Landlord represents and warrants to Tenant that, to Landlord's knowledge and without independent verification, (a) as of the Commencement Date of the Lease, no Hazardous Substance, as hereafter defined, have been manufactured, refined, stored, disposed of, produced or processed on or in any part of the Total Premises and the Total Premises contains no underground storage tanks; (b) the Landlord has not been named as a party in any proceeding or lawsuit for violation of federal, state or local environmental laws; and (c) no portion of the Total Premises is currently, or has been, the subject of any investigation for alleged federal, state, county or municipal environmental, pollution, health, safety, fire or building code violations.

                           2.       COVENANTS. Tenant covenants with Landlord:

                                    (a)     that it shall not  Generate
Hazardous Substances at, to or from the Leased Premises unless the same is specifically approved in advance by Landlord in writing. Landlord consents to Tenant's Generation of those "Hazardous Substances" listed on Exhibit J attached hereto and made a part hereof which are normally used in Tenant's business so long as Tenant Generates such substances in accordance with all applicable legal requirements, the Restrictions and this Lease and further in accordance with any manufacturers' labeling requirements, and provided further Tenant, at its sole expense, obtains all necessary consents and permits for such Generation and Tenant provides Landlord with financial assurances (e.g., a liability insurance policy or a bond for Landlord's (and its lender's) benefit) with regard to such Generation in such form and amounts as may be reasonably requested by Landlord or by Landlord's lender and consistent with commercially sound custom and practice for similar tenants in the marketplace;

                                    (b)     to comply with all obligations
imposed by applicable law, and regulations promulgated thereunder, and all other restrictions and regulations upon the Generation of Hazardous Substances (whether or not at, to or from the Leased Premises);

                                    (c)     to deliver  promptly to Landlord
true and complete copies of all notices received by Tenant from any governmental authority with respect to the Generation by Tenant of Hazardous Substances to or from the Leased Premises;

                                    (d)     to complete fully, truthfully,
and promptly any questionnaires sent by Landlord with respect to Tenant's use of the Leased Premises and Generation of Hazardous Substances;

                                    (e)     to permit entry onto the Leased
Premises by Landlord or Landlord's representatives upon prior notice (which may be written or verbal) except in cases of emergency where no notice is required at any reasonable time to verify and monitor Tenant's compliance with its representations, warranties and covenants set forth in this Paragraph. Landlord or Landlord's representative must be accompanied by a representative of Tenant when entering the Leased Premises, except in cases of emergency. In the event of an emergency, Landlord shall use its best efforts to contact Tenant before entering the Leased Premises without being accompanied by a representative of Tenant; and

                                    (f)     to pay to Landlord, as
Additional Rent, the costs incurred by Landlord hereunder, including the reasonable costs of such monitoring and verification.

                                    (g)     to  furnish to Landlord, at
the expiration of the Lease Term or at the sooner termination of the Lease Term as herein provided, a certification in form and content acceptable to Landlord from an environmental audit company acceptable to Landlord to the effect that, based upon an inspection conducted by such environmental audit company not more than thirty (30) days prior to the expiration or termination of the Lease Term, the Leased Premises are free from Hazardous Substances.

                           3.       INDEMNIFICATION.

                           (a)      INDEMNIFICATION BY TENANT. Tenant agrees
to indemnify and defend Landlord and its managers and agents (with legal counsel reasonably acceptable to Landlord) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Landlord, or its managers or agents, as the case may be, in connection with Tenant's Generation of Hazardous Substances at, to or from the Leased Premises or in connection with Tenant's failure to comply with its representations, warranties and covenants set forth in this Paragraph. This indemnification by Tenant shall remain in effect after the termination or expiration of this Lease.

                           (b)      INDEMNIFICATION BY LANDLORD. Landlord
agrees to indemnify and defend Tenant and its officers, directors and agents (with legal counsel reasonably acceptable to Tenant) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party claims and environmental impairment expenses and reasonable attorneys' fees and expenses) incurred by Tenant in connection with Landlord's Generation of Hazardous Substances at, to or from the Leased Premises. This indemnification by Landlord shall remain in effect after the termination or expiration of this Lease.

                           4.       DEFINITIONS. The term "Hazardous
Substance" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. section 6901 ET SEQ.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
section 9601 ET SEQ.), as amended from time to time, and regulations promulgated thereunder; (c) any "oil," as defined by the Maryland Environment Code Ann. section 4-401(g) as amended from time to time, and regulations promulgated thereunder; (d) any "controlled hazardous substance" or "hazardous substance" as defined by the Maryland Environment Code Ann., section 7-201, as amended from time to time, and regulations promulgated thereunder; (e) any "infectious waste" as defined by the Maryland Environment Code Ann. section 9-227, as amended from time to time, and regulations promulgated thereunder;
(f) any substance the presence of which on the Property is prohibited, regulated or restricted by any local law or regulation or any other law or regulation similar to those set forth in this definition; and (g) any other substance which by law or regulation requires special handling in its Generation. The term "To Generate" means to use, collect, generate, store, transport, treat or dispose of.

                  H. SIGNS. Tenant shall have the right, at its sole cost and expense, to erect an identification sign on the exterior of the Building, subject, however, to Tenant's obtaining the prior written approval of such signs from Landlord and all applicable authorities including, but not limited to, the City of Gaithersburg and Montgomery County. Landlord shall not unreasonably withhold, condition or delay its consent to such signs provided same are reasonably similar to other corporate identification signs within Bennington Corporate Center and in compliance with the restrictive covenants applicable to the Property. Such signs shall be installed by a reputable contractor reasonably acceptable to Landlord. Tenant shall hold Landlord harmless from any damage caused to the Building as a result of the installation of such signs. Upon termination of the Lease, it shall be Tenant's obligation, at its sole expense, to remove such signs and to restore the exterior face of the Building to its condition prior to erecting such signs, normal wear and tear excepted.

         V.       LANDLORD'S RIGHTS AND RESPONSIBILITIES

                  A. ACCESS. Landlord or its authorized agent or representative (E.G., a mortgagee, deed of trust holder, etc.) will have the right to enter and examine the Leased Premises at any reasonable hour upon not less than twenty-four (24) hours' prior notice (which may be verbal or written), or at any time (and without notice) in the event of an emergency. In addition, Landlord and/or an authorized representative of Landlord or any mortgagee or deed of trust holder must be accompanied by a representative of Tenant when entering the Leased Premises, except in cases of emergency. In the event of an emergency, Landlord shall use its best efforts to contact Tenant before entering the Leased Premises without being accompanied by a representative of Tenant.

                  B. BUILDING REPAIRS. Landlord shall repair and maintain, or cause to be repaired and maintained, in a first class manner as comparable to buildings in the same geographical area as the Building, the structural components of the Building as set forth in IV C.2. above. Landlord may, but will not be obligated to, make such repairs, alterations or improvements as it or its authorized representatives deem necessary for the safety or preservation of the Building or for any other reasonable purpose. The Rent will not abate while Landlord is exercising any of its rights under this Paragraph V.B. The immediately preceding sentence shall not be construed as vitiating any abatement provisions herein, including, without limitation, abatement for certain casualty events, condemnation, negligence or willful misconduct.

                  C. PERFORMANCE OF TENANT'S RESPONSIBILITIES BY LANDLORD. If Tenant fails to perform or otherwise comply with any covenant or term in this Lease after any applicable cure periods, then Landlord may perform the obligation for Tenant at any time after ten (10) days following Landlord's giving Tenant written notice of such failure. Any performance by Landlord under this Paragraph V.C. will be solely at the option of Landlord, and Landlord's reasonable cost will be charged to Tenant. Tenant will pay Landlord all such costs (plus interest at a rate of two (2) percentage points above the prime rate as announced by Citibank, N.A. from time to time) incurred by Landlord in performing Tenant's obligations. Such payment by Tenant will be made within thirty (30) days of Landlord's delivery to Tenant of a statement for such costs with reasonable supporting documentation. Landlord's rights provided in this Paragraph V.C. are in addition to any other right Landlord has under this Lease.

                  D. LOSS, DAMAGE, INJURY. Landlord will not be liable or responsible to Tenant, or to any other person or entity, for any damage, injury, destruction or death due to or arising out of any cause whatsoever other than Landlord's or its agents, employees and contractors willful misconduct or negligence. This limitation of liability will remain in effect after the expiration or termination of this Lease.

                  E. MUTUAL INDEMNITY. Landlord and Tenant agree that each shall indemnify and hold harmless the other, and Landlord's agents and managers, for all losses, damages, liabilities, costs, payments, expenses and fines incurred by one party (the "Indemnitee") as a result of any claim or action (whether or not such claim or action proceeds to final judgment) brought or threatened for any of the following acts or omissions of the other party (the "Indemnitor"), and/or of the Indemnitor's servants, employees, agents, licensees or invitees: (1) any breach, violation and/or nonperformance of any covenant or provision of this Lease applicable to the Indemnitor and/or
(2) negligence or any willful misconduct of the Indemnitor. This indemnification shall remain in effect after the termination or expiration of this Lease.

         VI.      DAMAGE AND DESTRUCTION

                  In the event of partial or total damage or destruction to the Leased Premises by fire, other casualty, or any other cause whatsoever, then Tenant shall give immediate notice thereof to Landlord and: (a) this Lease shall continue in full force and effect unless terminated pursuant to the provisions below and (b) Landlord, to the extent that insurance proceeds, including deductibles, respecting such damage or destruction are subject to being utilized for and, in fact may be utilized by Landlord therefor, shall thereupon cause such damage or destruction to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of labor disputes resulting in work stoppages beyond Landlord's control or any other cause beyond Landlord's control, and to the extent that the Leased Premises are rendered untenantable, the Rent shall proportionately abate.

                  Landlord shall have no obligation to rebuild the Leased Premises if the reasonably estimated cost of repair and reconstruction exceeds fifty percent (50%) of the Full Insurable Value including any and all deductibles, of the Leased Premises unless: (i) on the date of such destruction there shall be four (4) or more years remaining in the Lease Term or (ii) within thirty (30) days of the date of such destruction, Tenant, at its option, shall enter into an agreement with Landlord to extend the Lease Term for a period of at least four (4) years from the date of such destruction. If Tenant so elects to extend the Lease Term, Landlord covenants to promptly execute and deliver to Tenant a written agreement evidencing such extension. In the event Tenant elects not to so extend this Lease, Landlord shall have the right to either (i) waive the extension requirement and rebuild the Leased Premises as set forth above, or
(ii) terminate this Lease by giving notice of such election to Tenant, in which event Landlord shall be entitled to retain all insurance proceeds.

                  Notwithstanding the provisions of this Section VI, within sixty (60) days after the date of material destruction of the Leased Premises, Landlord shall obtain a certificate from Landlord's architect of an estimate of the time which will be required to repair the Leased Premises. Landlord shall promptly communicate said estimate to Tenant. In the event that said estimate of time exceeds two hundred seventy (270) days from the date of such destruction, then Tenant shall have the right, within ten (10) days after receipt of said estimate, to terminate this Lease without any further liability or obligation on the part of the parties hereto for obligations thereafter accruing, provided that Tenant shall give written notice to Landlord within said ten (10) days and shall not be in breach or default of any covenant or condition by which Tenant is obligated under this Lease. In the event Landlord commences repairs hereunder but fails, for reasons within its reasonable control, to complete such repairs within two hundred seventy
(270) days from the date of such destruction, then Tenant shall have the right, by providing written notice to Landlord on or before the 275th day following the date of such destruction, to terminate this Lease without any further liability or obligation on the part of the parties hereto thereafter accruing.

         VII.     CONDEMNATION

                  Landlord represents that, to its actual knowledge, there is no pending or threatened taking, condemnation, eminent domain or similar proceeding relating to the Property, the Building or the Leased Premises. This Lease will terminate immediately upon: (i) a taking or condemnation of the entire Leased Premises for public purposes; (ii) a partial taking which prevents the Tenant, from being reasonably able to use the remainder of the Leased Premises for the purposes intended by this Lease; or (iii) upon Landlord's conveyance or lease of the Building to any condemning authority in settlement of a threat of condemnation or taking. The Rent shall be adjusted and abated to the date of termination due to such taking, leasing or conveyance.

                  In the event of a partial taking for which this Lease is not terminated, the Rent will abate in an amount which, in Landlord's judgment, is proportionate to the area and value of the Leased Premises so taken, leased or conveyed. Tenant, however, will not have any claim against Landlord, nor any claim for any award from the condemning authority arising out of any such taking, lease, conveyance or condemnation action nor in any way arising out of its leasehold interest in the Leased Premises, but will have the right to pursue a separate claim against the condemning authority for its own loss of business, moving expenses and those specialized Tenant Improvements listed on Exhibit G.

VIII.             HOLDING OVER

                  This Lease is for a specific Lease Term. If Tenant, without Landlord's specific written consent, continues its possession of the Leased
Premises after the termination date of this Lease, then all of the following conditions will apply: (i) Tenant will occupy the Leased Premises as a month to month tenant on the terms of this Lease, except that its occupancy will be at two times the Rent payable during the last year of the Lease Term and will be subject to termination on thirty (30) days' prior written notice from Landlord; (ii) Tenant will be liable to Landlord for any damages suffered by Landlord due to such holding over, including the loss of financial benefits from another potential tenant occupying the Leased Premises; and (iii) Tenant will indemnify Landlord for any losses or expenses (including reasonable attorneys' fees) incurred by Landlord in connection with claims or litigation (E.G., due to a delayed commencement date for a new tenant) arising because Tenant held over.

IX.      DEFAULT

                  A. EVENTS OF DEFAULT. Each of the following constitutes a material breach and a default by Tenant under this Lease (an "Event of Default"), entitling Landlord to all remedies set forth below or existing at law or in equity:

                           1.       Any of the following legal actions filed
by or against Tenant and not bonded or discharged within forty (45) days of the date of filing: (a) a petition under the Federal Bankruptcy Code (as now or later amended or supplemented) or for reorganization, arrangement or other rehabilitation within the meaning of the Federal Bankruptcy Code; or (b) any action or proceeding for the dissolution or liquidation of Tenant, or for the appointment of a receiver or trustee of the property of Tenant.

                           2.       Tenant's suspension of business;

                           3.       Tenant's making an assignment for the
benefit of creditors.

                           4.       The filing of a tax lien against any
property of Tenant; provided, however the filing of such lien shall not be deemed an event of default so long as Tenant, in good faith, takes all necessary steps to contest such lien including bonding such lien within thirty
(30) days after the date of its filing.

                           5.       Tenant's causing or permitting the Leased
Premises to be vacant, or its abandoning or ceasing to do business (for the purpose specified in this Lease) actively in the Leased Premises for a period in excess of ten (10) days; provided, however, that Tenant's ceasing to do business in the Leased Premises shall not be deemed an event of default so long as Tenant continues to pay all sums payable by Tenant hereunder when due and continues to perform all other obligations of Tenant hereunder when the same are required to be performed.

                           6.       Tenant's failure to pay Rent, Tenant's
Minimum Contribution and/or all or any part of any other sum (including late charges) required by this Lease within ten (10) days after Landlord has given written notice that such payment is due, provided however, that no notice shall be required to be given to Tenant, and Tenant shall be in immediate default, if Landlord has given such notice to Tenant one (1) time in the preceding twelve (12) months.

                           7.       Tenant's failure to perform any other
term, covenant or condition required by this Lease and failure to cure within ten (10) days after Landlord has given Tenant written notice of such failure, provided however, if the nature of the violation or failure is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the ten (10) day period and thereafter diligently prosecutes such cure to completion.

                  B. EFFECT OF DEFAULT. Landlord's rights and remedies under this Lease will be cumulative. None will exclude any other right or remedy available at any time under this Lease or under any law.

                           Even if Landlord does not seek Tenant's  strict
performance of any provision of this Lease, or does not exercise any right it has, Landlord will not be construed as waiving its right to strictly enforce Tenant's performance in the future. Similarly, if Landlord receives Rent with knowledge of an Event of Default, then Landlord will not be construed as having waived such Event of Default.

                           There will be no waiver by  Landlord of any Lease
provision unless expressed in writing and signed by Landlord.

                  C. TERMINATION OF LEASE AND POSSESSION OF LEASED PREMISES. Upon any Event of Default set forth in Paragraph IX.A. above, Landlord may then, or at any later time, without further notice to Tenant, terminate this Lease and Tenant's right to possess the Leased Premises. Landlord may then (with or without formal court action) take possession of the Leased Premises and remove Tenant or any other occupant, and any property, without relinquishing any other rights Landlord may have against Tenant.

                  D. DAMAGES. In the event of any Event of Default, Landlord will be entitled to receive from Tenant as damages, upon demand, all expenses which Landlord incurs as a result of such Event of Default. These damages include, but are not limited to, any unpaid sums of Tenant's Minimum Contribution, the expenses (such as real estate brokerage commissions and retrofit costs) of rerenting the Leased Premises, together with court costs and actual attorneys' fees (and their actual expenses) incurred at the standard hourly rates for such attorneys (but in no event will such fees and expenses be less than fifteen percent (15%) of all of Landlord's expenses and damages relating to such breach). In addition to the damages set forth in the preceding sentences of this Paragraph IX.D., if Landlord terminates this Lease as set forth in Paragraph IX.C. above, Landlord will also be entitled to either:

                           1.       Liquidated  damages equal to the net
present value of the aggregate amount of Basic Annual Rent and Additional Rent (computed on the basis of the Additional Rent due during the preceding 12 months or, if the Lease Term has been less than a total of 12 months, an annualized amount) due pursuant to this Lease for the unexpired portion of the Lease Term from the date of termination. The amount of such aggregate Rent will be discounted at the discount rate of the Federal Reserve Bank in Washington, D.C. on the date of the computation; or

                           2.       Damages for each month of the unexpired
portion of the Lease Term from the date of termination equal to the sum of (a) the aggregate expenses (other than Additional Rent) paid by Landlord for items which this Lease requires Tenant to pay for each applicable month; PLUS (b) the amount of the installment of Basic Annual Rent which would have been payable by Tenant if this Lease had not been terminated; PLUS (c) the monthly average of Additional Rent paid in the Lease Year (or an annualized portion if the Lease Term has been less than a total of 12 months to the date of termination) immediately preceding the default, MINUS the rents, if any, collected by Landlord for each such month through rerenting or through permitted subleases of the Leased Premises. The damages under this subparagraph D.2. will be due in monthly installments, in advance, on the first day of each calendar month following such termination and will continue until the originally intended expiration of the Lease Term. Landlord's action to collect, or its collection of any damages for one month will not prejudice its rights to bring actions to collect damages for subsequent months.

                           An acceptance of surrender of the Leased  Premises
must be in writing signed by Landlord. Tenant's liability under this Lease will not be terminated by the execution of a lease with a new tenant for the Leased Premises. Landlord may bring separate actions each month to recover damages then due without waiting until the end of the Lease Term to compute the aggregate damages.

                  E. LANDLORD'S DEFAULT. In the event of Landlord's failure to perform any obligation on its part to perform hereunder, in addition to all other remedies available at law, Tenant shall have the right after providing thirty (30) days written notice to Landlord of such default (which period may be extended for whatever period of time is reasonably required if such default cannot be reasonably cured with the exercise of diligence within thirty days so long as Landlord commences such cure within said thirty day period and thereafter diligently prosecutes such cure until completion), to cure such default by Landlord in which event Landlord shall be liable to Tenant for all reasonable costs and expenses incurred by Tenant in curing such default; provided, however, in no event shall Tenant be entitled to deduct the costs and expenses of curing such default from any amounts payable by Tenant pursuant to the terms of the Lease, including all Basic Annual Rent and Additional Rent.

                  F. MITIGATION. Notwithstanding anything herein to the contrary, upon the occurrence of any Event of Default that is not cured within any applicable grace period, Landlord shall use its reasonable efforts to mitigate its damages. If all amounts required to be paid by Tenant under this Lease as damages and liquidated damages are actually paid to and collected by Landlord, then any rent collected by Landlord with regard to the Leased Premises from a subsequent tenant and attributable to the period for which Tenant has paid liquidated damages, up to a maximum amount equal to the amount of rental paid by Tenant as liquidated damages for such period, shall be rebated to Tenant as and when such amounts are actually collected by Landlord.

X.       LEGAL AND GENERAL PROVISIONS

                  A. ASSIGNMENT/SUBLETTING. No Assignment (as hereinafter defined) of this Lease is permitted without the prior written consent of Landlord. The granting or withholding of such consent will be given solely within the discretion of Landlord. Notwithstanding the foregoing, Landlord's consent to sublease all or any parts of the Leased Premises shall not be unreasonably withheld, delayed or conditioned so long as the proposed sublessee is no less creditworthy than Tenant as of the date thereof or as of the Commencement Date of the Lease, whichever is greater, and the proposed use is acceptable to Landlord, in each instance as determined by Landlord in its sole, but reasonable, discretion.

                           The  foregoing  restriction  will  include,  but
not be limited to, the following (all of which will be deemed to be an "Assignment"): (1) any assignment of this Lease or a subletting of the Leased Premises; (2) any permission to a third party to use all or part of the Leased Premises; (3) any mortgage or other encumbrance of this Lease or of the Leased Premises; (4) the appointment of a receiver or trustee of any of the Tenant's property; (5) any assignment or sale in bankruptcy or insolvency; and (6) the transfer of majority control of Tenant by any means, including operation of law, to parties other than those maintaining majority control on the date on which the last party executes this Lease other than through a public issuance of securities.

                           Notwithstanding the foregoing, so long as Landlord
receives prior written notice of such Assignment and Tenant remains primarily liable for all of the terms of this Lease, Tenant may assign all or part of this Lease, or sublease all or part of the Leased Premises without the consent of Landlord, to:

                           (a)      any corporation that has the power to
direct Tenant's management and operations, or any corporation whose management and operations are controlled by Tenant; or

                           (b)      any corporation, a majority of whose
voting stock is owned by Tenant; or

                           (c)      any corporation in which or with which
Tenant, its corporate successors or assigns, is merged or consolidated in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation.

                           Even if Landlord consents to an Assignment, Tenant
will remain primarily liable under this Lease. Also, Tenant will bear all reasonable legal costs incurred by Landlord in connection with Landlord's review of documents concerning an Assignment, whether or not Landlord consents to it and whether or not Landlord's consent is required. Landlord's consent to a specific Assignment does not waive Landlord's right to withhold consent to any future or additional Assignment. Tenant will give Landlord notice of its intention to make an Assignment at least thirty (30) days prior to such Assignment, which notice will contain such details as Landlord may reasonably request.

                           If the amount of rent and other sums received by
Tenant under any Assignment is more than the Rent due from Tenant under this Lease, then Tenant will pay fifty percent (50%) of the excess to Landlord on a monthly basis and promptly upon Tenant's receipt of such excess amounts.

                           If, without Landlord's  consent,  this Lease is
Assigned, or if the Leased Premises are occupied or used by any party other than Tenant, then all resulting expenses (including reasonable attorneys' fees) incurred by Landlord will be immediately due and payable by Tenant upon receipt of an invoice. Following an Event of Default, Landlord may collect rent from the assignee, substenant, occupant or user (the "Assignee") of the Leased Premises and apply it towards the Rent due under this Lease. Such collection will not be deemed an acceptance of the Assignee as tenant, will not waive or prejudice Landlord's right to initiate legal action against Tenant to enforce Tenant's fulfillment of its obligations under this Lease and will not release Tenant from such obligations.

                  B. ESTOPPEL CERTIFICATES. At any time during the Lease Term, and after ten (10) business days' prior written notice from Landlord, Tenant will deliver to Landlord a properly executed and acknowledged document, generally known as an estoppel certificate. Tenant will certify in the estoppel certificate to the extent correct and to the knowledge of Tenant, among other matters, that: (1) this Lease is in full force and effect and if modified, the extent to which it is modified; (2) the dates to which the Rent and other payments have been made; (3) to the best of its knowledge, either Landlord has not breached this Lease or, if Landlord has breached this Lease, the nature of the breach and (4) any other matter reasonably requested by Landlord or its lenders. This estoppel certificate may be relied upon by Landlord, its lenders and any third party purchaser of the Property. Tenant's failure to deliver such estoppel certificate within said 10 business day period shall be deemed a material default by Tenant under this Lease.

                  C. SUBORDINATION. Landlord acknowledges and agrees that a material term of this Lease and inducement for Tenant to accept its terms is Landlord's obligation to use its good faith efforts to obtain for the benefit of Tenant an agreement from each and every existing and future lender, lien or security interest holder, deed of trust beneficiary, ground tenant and other present and future holder of any interest superior to this Lease provided such interest is valued at One Million Dollars ($1,000,000.00) or more (each a "Senior Interest Holder") a non-disturbance agreement in form and substance reasonably acceptable to such Senior Interest Holder and containing not less than the following elements:

                  Each Senior Interest Holder shall agree that so long as no Event of Default has occurred under the terms of the Lease:

                           (a)      The Lease shall not be terminated; and

                           (b) Tenant's use, possession, occupancy or enjoyment of the Leased Premises and Tenant's rights and privileges under the Lease, or, any extensions, renewals or modifications thereof, or substitutions therefor to which Senior Interest Holder has consented, shall not be disturbed, diminished or interfered with by Senior Interest Holder or by any successor in interest resulting from any foreclosure, deed in lieu of foreclosure or similar action, nor shall the leasehold estate granted by the Lease be affected in any other manner; and

                           (c) Tenant shall not be joined or named as a party defendant or otherwise in any foreclosure or any action or proceeding instituted under or in connection with the mortgage or other senior interest or in the event Senior Interest Holder takes possession of the Leased Premises pursuant to any provisions of the mortgage or other senior interest; and

                           (d) Neither the mortgage nor any other security instrument executed in connection therewith or any other senior interest shall be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by Tenant or its sublessees or licensees on or in the Leased Premises; provided, however, all fixtures and leasehold improvements in the Leased Premises (other than those set forth in Exhibit G), regardless of by whom such improvements were installed, including, but not limited to, improvements which are so annexed to or incorporated in the Leased Premises that they have become a permanent part of the Leased Premises and cannot be removed without material injury thereto shall be subject to the lien of any such Senior Interest Holder.

                  Accordingly, this Lease shall not be subordinate to any ground lease, mortgage, deed of trust or similar senior interest, unless Tenant is provided with a non-disturbance agreement in form reasonably acceptable to Tenant and the Senior Interest Holder, executed by each Senior Interest Holder Landlord agrees to use its good faith efforts to fulfill, at Tenant's sole cost and expense, the foregoing obligation within sixty (60) days following the later of (i) the Commencement Date, or (ii) the creation of any such mortgage or other senior interest. Landlord's failure to satisfy the foregoing obligation following written notice and a thirty (30) day opportunity to cure, shall constitute an immediate default. Subject to compliance with the foregoing, Tenant accepts this Lease, and the tenancy it creates, subject and subordinate to any ground leases, security interests, mortgages, deeds of trust or other financing arrangements, and/or any extensions, modifications or amendments to them, which are or later will be a lien, or affect or will affect all or any part of the Property. Subject to the foregoing, Tenant agrees to execute, on request, any instruments which may be reasonably required to subordinate Tenant's interest to such financing arrangement.

                  D. ATTORNMENT. Subject to Section C above, Tenant agrees, upon the termination of Landlord's interest in the Leased Premises and upon request, to attorn to the person or entity that holds title to the reversion of the Leased Premises (the "Successor") and to all subsequent Successors. Tenant also will pay to the Successor all rents and other sums required to be paid by Tenant, and perform all of the other covenants, agreements and terms required of Tenant under this Lease.

                  E. LANDLORD'S LIABILITY. In the event of any arms length bona fide transfer of title to the Property or Building (or an assignment or sublease of either) to a third party transferee, solvent at the time of the transfer, and transfer of the Deposit if not, yet applied, Landlord will be entirely relieved of all covenants and obligations which arise after such transfer.

                           Landlord at the time of this Lease's execution is a
Maryland limited liability limited partnership. No partner of such limited liability limited partnership, as it may be constituted now or in the future, will have any personal liability to Tenant and/or to anyone claiming under, by or through Tenant. As to Landlord, recourse shall be had only to the extent of Landlord's interest in the Building. It is understood that Tenant on the date hereof is a corporation and that no person or party having an ownership interest in Tenant shall have any personal liability for Tenant's obligations under this Lease.

                  F. AUTHORITY. Tenant warrants to Landlord that Tenant is a corporation organized and validly existing in good standing under the laws of the State of Delaware and qualified to transact business in the State of Maryland. In addition, Tenant warrants to Landlord that this Lease has been properly authorized and executed by Tenant and is binding upon Tenant in accordance with its terms. Tenant's resident agent's name and address in the State of Maryland are Charles Reinhart, 12111 Parklawn Drive, Rockville, Maryland 20852. Tenant agrees to notify Landlord in writing of any change with respect to its resident agent.

                  G. NOTICES. Except as otherwise provided in this Lease, any requirement for a notice, demand or request under this Lease shall be satisfied only by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed: (i) if to Landlord, c/o Manekin LLC, 7470 New Technology Way, Suite B, Frederick, Maryland 21703; and to c/o Manekin, LLC, 7165 Columbia Gateway Drive, Columbia, Maryland 21046, ATTENTION: General Counsel, with a copy to Ann Clary Gordon, Esquire c/o Shapiro and Olander, 36 South Charles Street, Baltimore, Maryland 21201; and (ii) if to Tenant, at the Leased Premises, with a copy to Richard A. Cohn, Esquire, Bryan Cave, LLP, 700 Thirteenth Street, N.W., Washington, D.C. 20005-3960. All notices that are sent in accordance with this Paragraph X.G. shall be deemed received by the other party on the earliest of the following applicable time periods: (a) three business days after being mailed. in the aforesaid manner; (b) the date the return receipt is executed; or, (c) the date delivered as documented by the overnight courier service or the hand delivery receipt. All rental payments and other charges payable by Tenant under this Lease shall be delivered to Landlord c/o Manekin LLC, 7165 Columbia Gateway Drive, Columbia, Maryland 21046, ATTENTION: Accounting Department. Either party may designate a change of address by written notice to the other party.

                  H. SEVERABILITY, ENFORCEABILITY. If any provision of this Lease, or its application to any person, is found invalid or unenforceable, the remainder of this Lease or its application shall not be affected. Each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Notwithstanding any language in this Lease to the contrary, if the Lease Term does not commence on or before January 1, 2010, this Lease shall automatically terminate, and neither party shall have any further liability to the other.

                  I. CAPTIONS. All headings contained in this Lease are for convenience only. They are not to be treated as a summary construction of the provisions to which they pertain.

                  J. RECORDATION. If at any time, any lienholder or other party which has a right to require Landlord to do so, requires the recordation of this Lease, Tenant will execute such acknowledgements as may be necessary to effect such recordation. If Landlord requires, or is required, to record this Lease, it will pay all recording fees, transfer taxes and/or documentary stamp taxes payable in connection with the recordation. If Tenant records this Lease, it will make all such payments. Tenant will not record this Lease without Landlord's prior consent which shall not be unreasonably withheld, conditioned or delayed.

                  K. SUCCESSORS AND ASSIGNS. This Lease and all of its provisions, individually and collectively, will bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors, personal and legal representatives and their permitted assigns.

                  L. COMMISSIONS. Tenant represents that Tenant has dealt directly with only MANEKIN, LLC ("Manekin") and Scheer Partners, Inc. ("Scheer") as brokers in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it. Landlord shall pay Scheer and Manekin a commission in accordance with a separate agreement between Landlord and Scheer and Landlord and Manekin. Tenant will hold harmless and indemnify Landlord from any costs incurred by Landlord arising out of any other broker's claim that such other broker has assisted Tenant with respect to this Lease.

                  M. QUIET ENJOYMENT. Landlord covenants to Tenant that, so long as no Event of Default has occurred under this Lease Tenant shall peaceably hold and enjoy the Leased Premises and the benefits afforded under this Lease throughout the Lease Term without hindrance or impairment from Landlord or those claiming by or through Landlord.

                  N. FORCE MAJEURE. In the event that either party to this Lease is delayed, hindered or prevented, by reason of organized labor troubles, such as a strike or lockout, an inability to produce materials, delays in transportation, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualties, acts of God, rain or other weather conditions or any, other reason (excluding lack of funds) not reasonably within the control of the party so delayed, hindered or prevented, from performing work or doing any act required under the terms of this Lease, then performance of such act shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equal to the period of such delay. Except as otherwise provided herein, the occurrence of any event described in this Paragraph X.N. will not operate to excuse Tenant from prompt payments of Rent, Additional Rent or any other payments required by this Lease.

                  O. WAIVER OF JURY TRIAL. Landlord and Tenant desire a prompt resolution of any litigation between them with respect to this Lease. To that end, Landlord and Tenant waive trial by jury in any action, suit, proceeding and/or counterclaim brought by either against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and/or any statutory remedy. This waiver is knowingly, intentionally and voluntarily made by Tenant. Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver of jury trial.

                  P. TENANT FINANCING AND LANDLORD'S LIEN. Landlord agrees to cooperate with Tenant, at no cost to Landlord, in Tenant's application for financing with the Maryland Industrial Financing Authority ("MIDFA") financing program for the construction of certain of Tenant's improvements under this Lease. Landlord agrees that it shall waive, limit or subordinate any lien it has or shall have to the lien of MIDFA or any institutional lender (separately and collectively, the "Favored Party") on Tenant's personal property; provided however, that this waiver, limitation or subordination shall not prevent Landlord from exercising any right or remedy against the Tenant to which Landlord may be entitled under the terms of this Lease or as may be provided by applicable law, nor shall it prevent Landlord from exercising its lien so long as Landlord recognizes the Favored Party's prior right. Any document evidencing such waiver, limitation or subordination by Landlord shall be in form and substance reasonably acceptable to Landlord and such Favored Party. It is further understood and agreed that under no circumstances shall Tenant's personal property include any fixtures and leasehold improvements in the Leased Premises, regardless of by whom such improvements were installed. Fixtures and leasehold improvements are defined as all articles in the nature of personal property or other improvements which are so annexed to or incorporated in the Leased Premises that they have become a permanent part of the Leased Premises and cannot be removed without material injury thereto.

                  Q. ROOFTOP EQUIPMENT LICENSE. So long as this Lease is in full force and effect and Tenant is not in default of any obligation on its part to be performed hereunder, Tenant may, from time to time, at its expense, but at no additional charge from Landlord except as otherwise provided herein, with Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, make rooftop penetrations, install conduits, exhausts and exhaust, systems, erect, mechanical and other equipment on the roof of the Building or surrounding site (the "Equipment") so long as the same do not materially and adversely impact the aesthetics or functional integrity of the Building in Landlord's reasonable opinion or void or diminish the roof warranty of the Building, and subject to the terms and conditions set forth below. Furthermore, Tenant shall make every effort to place any rooftop Equipment within the boundaries of any existing roof screen.

                           (i)      Provided  Tenant occupies one hundred
percent (100%) of the Leased Premises, Landlord hereby grants to Tenant the exclusive right to use and occupy the roof of the Building (the "Licensed Space") for the purposes only of installing, erecting, operating and maintaining the Equipment.

                           (ii)     Tenant for itself, its employees, agents
and contractors shall have free access to the Licensed Space to install, service, operate, and maintain the Equipment subject to the reasonable rules and regulations of Landlord promulgated from time to time.

                           (iii)    The term of this License shall be the
Lease Term.

                           (iv)     Upon the termination of the License,
Tenant shall remove the Equipment and repair any damage caused by said removal at the License expiration and leave the Licensed Space in the same order and repair as when received by Tenant, reasonable wear and tear excepted. Tenant covenants to pay to Landlord within twenty (20) days of written notice, the cost of repairing any damage to the Building resulting from the operation or maintenance of the Equipment.

                           (v)      Tenant shall throughout the term of this
License maintain the Equipment and the portion of the Licensed Area affected by such Equipment in accordance with reasonable and customary engineering standards and in conformity with any requirements of all public authorities having jurisdiction over Tenant.

                           (vi)     Tenant, at its expense, must obtain all
necessary zoning and government approvals, as well as approvals required by any Property covenants.

                           (vii)    The Equipment must be limited to Tenant's
business and Tenant shall not license the Licensed Space to others.

                           (viii)   This License is not assignable by Tenant.

                           (ix)     Tenant shall use only contractors and
subcontractors approved by Landlord in connection with any work to be performed by Tenant on or about the Licensed Space.

                  R.       MISCELLANEOUS.

                           1.   As used in this Lease, and where the context
requires: (a) the masculine shall be deemed to include the feminine and neuter and vice-versa; and (b) the singular shall be deemed to include the plural and vice-versa.

                           2.   This Lease is made in the State of Maryland
and shall be governed in all respects by the laws of the State of Maryland.

                           3.   Except as otherwise specifically provided in
this Lease, no abatement, refund, offset, diminution or reduction of Rent or any other payments will be claimed by or allowed to Tenant, or any person claiming under Tenant (including inconvenience, discomfort, interruption of business or otherwise), because of any present or future governmental laws or ordinances, or because of any other cause or reason whatsoever.

                           4.   All plats, exhibits, riders or other
attachments to this Lease are a part of this Lease and are incorporated by reference into this Lease.

                           5.   THIS LEASE  CONTAINS THE ENTIRE  AGREEMENT
BETWEEN LANDLORD AND TENANT REGARDING THE SUBJECT MATTER OF THIS LEASE. THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS, UNDERTAKINGS, WARRANTIES OR REPRESENTATIONS, ORAL OR WRITTEN, EXPRESS OR IMPLIED, BETWEEN THEM, RELATING TO THIS SUBJECT MATTER, OTHER THAN AS SET FORTH IN THIS LEASE. THIS LEASE IS INTENDED BY LANDLORD AND TENANT TO BE AN INTEGRATION OF ALL PRIOR OR CONTEMPORANEOUS PROMISES, AGREEMENTS, CONDITIONS, NEGOTIATIONS AND UNDERTAKINGS BETWEEN THEM. THIS LEASE MAY NOT BE MODIFIED ORALLY OR IN ANY MANNER OTHER THAN BY AN AGREEMENT IN WRITING SIGNED BY LANDLORD AND TENANT OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL, BUT ALL OF WHICH SHALL CONSTITUTE ONE AND THE SAME LEASE.

                           6.   Three (3) riders are attached to this Lease
and made a part of it.

                  IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease Agreement under seal as of the date first above written.


                                           LANDLORD:

WITNESS:                                   MOR BENNINGTON LLLP

                                           By: RA & FM, INC., General Partner

/s/ Signature Illegible                    By: /s/ Signature Illegible (SEAL)
                                               Name: Alton D. Fryer
                                                     --------------
                                               Title: Vice President
                                                      --------------

                                           TENANT:

WITNESS/ATTEST:                            GENVEC, INC.

/s/ Signature Illegible                    By: /s/ Signature Illegible (SEAL)
                                               Name: Jeffrey W. Church
                                                     ----------------
                                               Title: CFO
                                                      ---
                                                      Authorized Officer

STATE OF MARYLAND                   )
                                    ) TO WIT:
COUNTY OF FREDERICK                 )

                  I HEREBY CERTIFY that on this 30 day of April, 1999, before me, the subscriber, a Notary Public of the State of Maryland, County of FREDERICK, personally appeared, ALTON D. FRYER of RA & FM, Inc., general partner of MOR BENNINGTON LLLP, Landlord, and he acknowledged the foregoing Lease Agreement to be the act and deed of such limited liability limited partnership.

                  WITNESS my hand and Notarial Seal.

                                                        /s/ Signature Illegible
                                                                 Notary

My Commission Expires: 12-01-01
                       --------
STATE OF MARYLAND                           )
                                            ) TO WIT:
CITY/COUNTY OF MONTGOMERY                   )
               ----------

                  I HEREBY CERTIFY that on this 30th day of April, 1999, before me, the subscriber, a Notary Public of the State of MARYLAND, City/County of MONTGOMERY, personally appeared PAUL H. FISCHER, PH.D., the President of GENVEC, INC., Tenant, and [she] [he] acknowledged the foregoing Lease Agreement to be the act and deed of such corporation.

                  WITNESS my hand and Notarial Seal.

                                                        /s/ Signature Illegible
                                                                  Notary

My Commission Expires: July 26, 2000
                       -------------

                                   RIDER NO. 1

                             Right of First Refusal
                             ----------------------

                  During the term of this Lease and any and all extensions thereof, and subject and subordinate to any previously granted rights to others (such as those granted to H. T. Medical of which Tenant has been advised), including, without limitation, renewal rights, expansion rights, rights of first refusal and rights of first offer Tenant shall have the right of first refusal (the "First Refusal Right") to lease any space on the first floor or second floor of the adjacent two story building, located on Parcel J, at 55 West Watkins Mill Road, Gaithersburg, Maryland (the "Expansion Space"), after Landlord's initial leasing thereof, on the terms, inclusive of any market concessions (i.e. tenant improvement allowances) and at a Basic Annual Rent equal to the price per square foot as is sought to be leased by a bona fide prospective tenant of the Expansion Space and acceptable to Landlord (the "Offer"). An Offer shall not include the exercise by another tenant of the Building of its rights of renewal or expansion or Landlord's decision to allow on existing tenant to continue its occupancy whether or not such tenant's lease contains a right to so renew or extend it's lease. Notwithstanding anything to the contrary, (i) Landlord (including, without limitation, any and all successors to Landlord) shall have the continuing obligation to comply with the terms of the First Refusal Right and to submit any and all future Offers to Tenant as provided herein and (ii) the rights of Tenant described in this Rider No. 1 shall remain in effect and shall be continuous and on-going throughout the term of the Lease, including all extension and renewal periods. If Landlord receives or makes a bona fide Offer to lease all or any portion of the Expansion Space, Landlord shall afford Tenant the First Refusal Right for such area as encompassed by such Offer. Landlord shall not lease such area, without first advising Tenant of the terms and conditions of the Offer and offering Tenant in writing the right to lease such area on the same terms and conditions, nor shall Landlord accept such Offer, unless such acceptance is subject to Tenant's rights described herein. The information furnished to Tenant relative to such Offer shall include all of the terms and conditions of the transaction, including, without limitation, disclosure of all payment and credit terms and accommodations and Landlord's construction obligations, and all such other details as are reasonably necessary for Tenant to evaluate the terms and context of the Offer.

                  Tenant's exercise of its First Refusal Right shall be effective only upon written notification (the "Notice") by Tenant to Landlord thereof. Such notification must be given to Landlord before the close of business ten (10) full business days after Tenant's receipt of Landlord's written notification to Tenant of the Offer. Time is of the essence with respect to Tenant's exercise of its rights under this Rider, and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Notice be timely made and in writing.

                  In the event Tenant fails to so notify Landlord within said ten (10) day period, Landlord shall be free to accept the Offer and Tenant shall have no further rights hereunder.

                  This First Refusal Right is personal to Tenant and shall not be separated from the Lease or transferred by Tenant independently of the leasehold interest without the prior written consent of Landlord, which consent of Landlord will be given solely within the discretion of Landlord.

                  Notwithstanding any other provision hereof, the following provisions shall apply to the First Refusal Right and to Tenant's lease, if any, of the Expansion Space:

                           (i)      Tenant shall not be entitled to exercise
the rights accorded to Tenant in the first paragraph, unless at the date of such exercise or at the date on which Tenant's lease of the Expansion Space becomes effective, Tenant is in possession of the Leased Premises and an Event of Default does not exist at the time of the exercise or on the Expansion Space Commencement Date, as hereinafter defined;

                           (ii)     Tenant shall have the right to lease and
occupy the Expansion Space commencing on the date set forth in the Offer (the "Expansion Space Commencement Date"), and terminating on the later of (a) the date set forth in the Offer, or (b) the expiration of the Lease Term under this Lease, on such other terms, conditions, and provisions as are set forth in the Offer;

                           (iii)    The Expansion Space shall be delivered to
Tenant in "As Is" condition unless otherwise stated in the Offer; and

                           (iv)     Except as otherwise expressly provided in
this Rider or in the Offer, all of the covenants, terms, conditions and agreements set forth in this Lease shall apply to the Expansion Space.

                           (v)      The Lease  shall be amended, as may be
appropriate, to reflect the leasing of the Expansion Space.

                                   RIDER NO. 2

                            Building Expansion Space

                  At anytime during the Lease Term and provided (i) at least four (4) years remain following completion of the expansion improvements or Tenant elects to so extend the Lease Term and (ii) Tenant is occupying at least fifty percent (50%) of the Leased Premises and remains liable for the entirety of the Leased Premises, upon Tenant's written request, and upon supplying Landlord with adequate information, in Landlord's estimation, of Tenant's financial ability to pay for the costs outlined herein, Landlord shall, at the sole cost and expense of Tenant, make a good faith attempt to obtain approval from the City of Gaithersburg, or any other applicable governmental authority, to expand the Leased Premises by no less than ten thousand (10,000) square feet (the "Building Expansion Space"). Tenant shall pay all of Landlord's costs and expenses in connection with such approval process including all design and architectural fees and permit fees in connection therewith within five (5) days after Tenant's receipt of Landlord's invoice(s) for same. In the event such approval is obtained and Tenant elects to proceed with the Building Expansion Space, Landlord shall construct the Building Expansion Space in accordance with plans and specifications to be prepared by Tenant's architect and approved by Landlord (the "Building Expansion Space Plans and Specifications"). Prior to Landlord commencing construction, however, Landlord and Tenant shall enter into an amendment to this Lease for purposes of evidencing the parties' agreement with respect to said Building Expansion Space. The Competitive Bid Procedure outlined in Exhibit D-1 shall apply to Landlord's construction of the Building Expansion Space. Tenant acknowledges that the construction of the Building Expansion Space may disrupt or interfere with Tenant's use of the Leased Premises, but under no circumstances will there be an abatement of Tenant's monetary or non-monetary obligations under this Lease during the construction of the Building Expansion Space. Landlord's costs and expenses in connection with such construction (including the same general contractor fee and general conditions fee rate set forth in paragraph I.B.2. above) shall be repaid by Tenant to Landlord in equal monthly installments together with the monthly rent payments, which installments shall be determined by amortizing Landlord's costs and expenses together with 300 basis points over the prime rate then being charged by First National Bank (or its successor) over the remaining Lease Term, as defined herein (including any renewal exercised by Tenant). Notwithstanding the foregoing, Tenant shall have the right to prepay Landlord's costs and expenses or self-fund same at the time of the approval of the Building Expansion Space Plans and Specifications.

                                   RIDER NO. 3

                                 Renewal Option

                       Rider to Section IIA. (Lease Term)

         Provided (i) Tenant is still occupying at least fifty percent (50%) of the Leased Premises, (ii) this Lease is then in full force and effect, (iii) no Event of Default exists either on the date Tenant elects to extend the term or on the date the extended term commences, and, (iv) Tenant has not failed more than two times during the preceding Lease Year to pay any payments called for by this Lease on the date such payment is due, then Tenant shall have the right to extend the term of this Lease for two (2) terms of five (5) years each immediately following the expiration of the then current Lease Term on the same terms, conditions, and provisions as are set forth in this Lease, save that:

                           (i)  there shall be no further right of extension,
after the second renewal term, and

                           (ii) the Basic Annual Rent payable with respect to
the Leased Premises shall be adjusted to reflect ninety-five percent (95%) of the then prevailing rental rate (but in no event less than ninety percent (90%) of the then current Basic Annual Rent) for first-class office space within Bennington Corporate Center as of the commencement of the applicable renewal term (as determined below).

         Tenant shall be deemed to have waived the right to exercise this renewal option unless not less than nine (9) months prior to the date of termination of the initial Lease Term (or Extended Lease Term, if applicable) or the first renewal term, as the case may be, Tenant shall have notified Landlord in writing of Tenant's election to renew (the "Renewal Notice"). Landlord shall give Tenant written notice of its good faith determination of the prevailing rental rate within thirty (30) days after Landlord's receipt of the Renewal Notice (the "Rent Notice"). Tenant may elect to have the prevailing rent determined, as set forth below, if it does not agree with Landlord's determination thereof, provided it gives Landlord written notice (the "Appraisal Notice") within fifteen (15) business days after Tenant's receipt of the Rent Notice.

         Within five (5) business days after Landlord receives the Appraisal Notice from Tenant, Landlord and Tenant shall give written notice to the other that each, at its own expense, has hired and appointed a disinterested real estate broker of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the Washington Metropolitan Area. The two brokers thus appointed shall mutually agree upon the appointment of a third broker, the cost of which shall be shared equally by Landlord and Tenant, which broker shall also be a disinterested person of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the Washington Metropolitan area. In the event that the two brokers shall be unable to agree within ten (10) days after their appointment on the appointment of the third broker, then Tenant shall choose three brokers from which Landlord shall chose one who shall serve as the third broker. Landlord shall notify Tenant of the selection of the third broker within ten (10) days after Tenant's notice to Landlord of the selection of such three brokers from which Landlord is to choose. The third broker shall, as promptly as possible, but in no event more than thirty (30) days after the date of his or her selection, conduct an appraisal of the Building for purposes of determining the then prevailing rental rate therein. In determining the prevailing rental rate, the appraisal shall take into account market conditions such as the typical length of lease terms and the economic value of any concessions then customarily being provided to tenants of like size and creditworthiness in connection with Leases for such space, such as tenant build-out allowances. Upon completion of the appraisal, the third broker shall immediately give written notice to the parties hereto stating his or her determination, and shall furnish to each party hereto a copy of such determination signed by him or her, which determination shall be final and binding on the parties.

         Time is of the essence with respect to Tenant's exercise of its right under this Rider and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Renewal Notice and the Appraisal Notice be timely made and in writing.

                                    EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES


         [Include location of (1) Leased Premises; and (2) location of permitted Tenant parking and loading areas.]

                                 [CHART OMITTED]

                                    EXHIBIT B

                     BASE BUILDING PLANS AND SPECIFICATIONS

                                    EXHIBIT C

                           TI PLANS AND SPECIFICATIONS

                                   EXHIBIT D-1

                   TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT

                                   EXHIBIT D-1

                   Tenant Improvements Construction Agreement

                                TABLE OF CONTENTS


1.       Definitions                                                          1

2.       Representatives                                                      2

3.       Project Design and Construction                                      2

4.       Landlord's Approval                                                  2

5.       Schedule of Improvement Activities                                   3

6.       Tenant's Work                                                        6

7.       Disclaimer of Liability                                              6

8.       Cost Responsibilities                                                7

9.       Change Orders                                                        7

10.      Completion                                                           7

11.      Confirmation Upon Completion                                         7

12.      Lease Commencement                                                   8


Exhibit D-3       Construction Schedule

Exhibit D-4       Non-Binding Estimate

                   TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT

         THIS TENANT IMPROVEMENTS CONSTRUCTION AGREEMENT ("TI Agreement") is dated April ______, 1999, between MOR BENNINGTON LLLP. having an office and place of business at 7470 New Technology Way, Suite B, Frederick, Maryland 21703 as Landlord (hereinafter called "Landlord"), and GENVEC, INC., having its principal office and place of business at 12111 Parklawn Drive, Rockville, Maryland 20852, as Tenant (hereinafter called "Tenant").

                                    RECITALS

         This TI Agreement is attached to and forms a part of that certain Lease Agreement dated of even date herewith ("Lease"), pursuant to which Landlord has leased to the Tenant the entire single story building (the "Building") located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20879 (the "Leased Premises"), situated in the Bennington Corporate Center. Unless otherwise indicated, the capitalized terms herein shall have the same meaning ascribed to them in the Lease. Landlord desires to see that certain Tenant Improvements are made to the Leased Premises, and Tenant desires to have Landlord make such Tenant Improvements, upon the terms and conditions contained in this TI Agreement.

         1. DEFINITIONS. In this TI Agreement, some defined terms are used. Such terms and agreements relating to them include the following:

                  (a)      TENANT'S REPRESENTATIVE: Jeffrey W. Church.

                  (b)      LANDLORD'S REPRESENTATIVE: Alton Fryer, III.

                  (c)      GENERAL CONTRACTOR'S REPRESENTATIVE: Craig Wess.

                  (d) ARCHITECT: Gaudreau, Inc., or any other architectural firm selected and employed by Tenant and acceptable to Landlord in connection with the construction of the Tenant Improvements.

                  (e) TENANT CONSTRUCTION ALLOWANCE: Landlord shall contribute to the costs and expenses incurred in connection with the construction of the Tenant Improvements in accordance with Section I.B.2 of the Lease. Tenant shall pay for the cost of Tenant Improvements in accordance with
Section I.B.2. of the Lease. Landlord and Tenant's monetary obligations with respect to the Tenant Improvements are collectively referred to herein as the "Tenant Construction Allowance."

                  (f) CONSTRUCTION INFORMATION: Any and all information that is necessary for Tenant's Architect to prepare the TI Plans and Specifications. Tenant hereby acknowledges that the Construction Information has been previously supplied and/or made available to Tenant and is acceptable to Tenant.

                  (g) ESTIMATED LEASED PREMISES COSTS: The preliminary estimate of the costs of the Tenant Improvements prepared in accordance with the requirements of the Section below, captioned "Estimation of Costs."

                  (h) TI PLANS AND SPECIFICATIONS: Construction documents detailing the Tenant Improvements and conforming to applicable codes, complete in form and content and containing sufficient information and detail to allow for competitive bidding or negotiated pricing by contractor(s) selected by General Contractor and Tenant and to allow the selected contractor to construct the Tenant Improvements.

                  (i) CONSTRUCTION SCHEDULE: The schedule depicting the relative time frames for the activities related to the construction of the Tenant Improvements in the Leased Premises which is attached hereto as Exhibit D-3.

                  (j) IMPROVEMENTS COST PROPOSAL: As defined below in Paragraph 5(h).


                  (k) MAXIMUM APPROVED COST: The sum of the Tenant Construction Allowance and any additional amount that Tenant has agreed to pay for the Tenant Improvements pursuant to the Lease and this TI Agreement.

                  (l) TENANT IMPROVEMENTS: The Tenant Improvements to the Leased Premises constructed pursuant to the TI Plans and Specifications.

                  (m) LEASED PREMISES COST: The cost of the Tenant Improvements includes, but is not limited to the following:

                           (1)      The actual cost of all Tenant and Landlord
approved labor and materials fees and expenses;

                           (2)      The actual cost of all Tenant and Landlord
approved contractor costs and fees, overhead, profit, and contractor fees.

                  (n) CHANGE ORDER: Any change, modification, or addition to the TI Plans and Specifications after Tenant and Landlord have approved the same.

                  (o)      GENERAL CONTRACTOR: Manekin, LLC.

                  (p) TENANT'S CONSTRUCTION ADMINISTRATOR: The construction administrator, if any, contracting with Tenant and selected by Tenant, in Tenant's discretion, which may, at Tenant's election, be the Architect.

                  (q) TENANT'S ENGINEER(S): The structural, mechanical and electrical engineer(s) contracting with Tenant and selected by Tenant, in Tenant's discretion.

                  (r) TENANT APPROVAL. Whenever in this TI Agreement, Tenant's consent, approval, review, participation or any such similar act is required, such consent or approval shall be deemed given and review or participation shall be deemed waived, unless a contrary written response, in reasonable detail, is given within five (5) business days after the requesting party has submitted the item for consent, approval, review, participation or such similar act to Tenant.

         2. REPRESENTATIVES. General Contractor appoints General Contractor's Representative to act for General Contractor in all matters associated with this TI Agreement. Tenant appoints Tenant's Representative to act for Tenant in all matters associated with this TI Agreement. Either representative may appoint a substitute or successor representative, so long as such designation is effected by written notice in accordance with the notice provisions of the Lease. All inquiries, requests, instructions, authorizations, and other communications with respect to the matters covered by this TI Agreement (collectively, "Communications") shall be made to General Contractor's Representative or Tenant's Representative, as the case may be. General Contractor's Representative and Tenant's Representative shall be responsible for communicating to the Architect, Tenant's Construction Administrator, Tenant's Engineer(s) and to one another Communications which are pertinent to the construction of the Tenant Improvements.

         3. PROJECT DESIGN AND CONSTRUCTION. All work will be performed by the contractors selected by General Contractor and Tenant in accordance with this TI Agreement and, unless otherwise provided, such contractors shall be engaged by General Contractor.

         4. LANDLORD'S APPROVAL. Landlord may only withhold its approval of the TI Plans and Specifications or Change Order(s) that in its reasonable discretion:

                  (a) Exceeds the capacity of or materially and adversely affects the structural or aesthetic integrity or future marketability of the Building or the Leased Premises, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, or other systems of the Building or the Leased Premises. The agreed upon live load limit for the slab of the Base Building is 125 p.s.f.

                  (b) Does not conform to applicable building codes or is not approved (or is not likely to be approved) by any governmental, quasi-governmental, or utility authority with jurisdiction over the Leased Premises. Notwithstanding the preceding sentence Landlord has no obligation to verify such conformance of the TI Plans and Specifications, which are solely the responsibility of Tenant in accordance with Section I.B.2 of the Lease.

         5.       SCHEDULE OF IMPROVEMENT ACTIVITIES.

                  (a) TIMETABLE. Provided Tenant adheres to the Tenant Deadlines set forth on Exhibit D-2 to the Lease, General Contractor shall adhere to the Construction Schedule attached hereto as D-3, which respective timetables may be altered only in accordance with the terms of this TI Agreement or by mutual written consent of General Contractor, Landlord, and Tenant, which shall be deemed given unless a contrary written response, in reasonable detail, is given to the others within five (5) business days of request therefor. To the extent Tenant does not meet the Tenant Deadlines Construction Schedule the Construction Schedule shall likewise be lengthened. and such failure results in a delay in the

                  (b) DESIGN MEETINGS. During the design phases (which commenced prior to the execution of this TI Agreement) of the Tenant Improvements, if Tenant shall meet with the Architect to review and discuss the significant aspects of the design documents as then completed, Landlord's Representative shall attend such meetings as and when requested by Tenant, provided reasonable prior notice has been given to Landlord's Representatives.

                  (c) ESTIMATION OF COSTS. Within eighteen (18) days after approval of the TI Plans and Specifications, Landlord will promptly cause to be prepared in consultation with outside contractors, subcontractors and suppliers, a preliminary estimate of the Leased Premises Cost (the "Estimated Leased Premises Cost"). Such estimate shall identify separately the amount of the Estimated Leased Premises Cost attributable to each separate trade, subcontract and category of the work and unit prices and quantities for each line item of the components thereof which shall be used to compute the cost implications of changes in the scope of work. Upon receipt by Tenant of the Estimated Leased Premises Cost, Tenant may either approve the TI Plans and Specifications or require Architect to revise the TI Plans and Specifications by the deadline established in the Construction Schedule or within 5 days after the date of Tenant's receipt of the Estimated Leased Premises Cost, whichever is later, in order to assure that the Estimated Leased Premises Cost is consistent with the Tenant Improvements budget established by Tenant for competitive bidding.

                  As stated above, Tenant shall be afforded the opportunity to redesign and revise the TI Plans and Specifications. All costs and expenses of such redesign and delays, including but not limited to any increases in the bid amounts, associated therewith shall be borne by Tenant and shall not delay the Commencement Date of the Lease, which, unless occupancy occurs earlier, shall be November 1, 1999.

                  Based on preliminary and cursory evaluations and estimates as reflected on Exhibit D-4 attached hereto prepared by General Contractor based on schematic plans and narrative specifications dated February 8, 1999 prepared by Tenant's Architect which were modified as a result of an ongoing so-called "value engineering" process which was finalized on or about April 14, 1999, the preliminary estimate of what the Estimated Leased Premises Costs could be is approximately Five Million Twenty-Two Thousand Five Hundred Eighty-Six Dollars ($5,022,586.00). However, the parties hereto acknowledge that this is a non-binding estimate and has no impact upon the parties' rights and obligations under this TI Agreement or the Lease.

                  (d) LANDLORD AND TENANT WORK. Tenant, concurrent with Tenant's approval of the TI Plans and Specifications, may request of Landlord in writing that Tenant be allowed to provide certain materials or elements of the Tenant Improvements or reserve for performance by contractors selected by Tenant distinct elements of the Tenant Improvements which are furniture, fixtures and equipment (said elements of the Tenant Improvements referred to in this TI Agreement as "Tenant's Work"). Landlord shall promptly approve or disapprove of such request in its reasonable discretion. If so approved, construction and installation of the Tenant's Work shall be Tenant's sole responsibility (provided that Tenant may apply the Tenant Construction Allowance to the cost of Tenant's Work). The progress of Tenant's Work shall not delay the Commencement

Date of the Lease, which, unless occupancy occurs earlier, shall be November 1, 1999. All work which is not Tenant's Work shall be referred to herein as "Landlord's Work".

                  (e) SELECTION OF POTENTIAL SUBCONTRACTORS. Landlord and Tenant shall develop a mutually agreeable list of not less than three (3) qualified subcontractors for each separate trade or category of the work and from such list Landlord shall bid Landlord's Work. Development of the above list shall be based upon Landlord's and Tenant's respective evaluations of the potential subcontractor's reliability and reputation for quality personnel including the project workmanship and timeliness of performance, the subcontractor's financial capability to perform a project of the type and size contemplated by this TI Agreement, the subcontractor's past job performance, and the ability of the bidding subcontractor to satisfy licensing and insurance requirements for the job. All potential subcontractors on the list shall have had experience in constructing facilities of the type contemplated in respect of the Leased Premises. In selecting the potential subcontractors to be included on the list, both Landlord and Tenant shall be allowed to eliminate any potential subcontractor it reasonably determines is not qualified or competent or, in the exercise of their reasonable judgment, is otherwise unacceptable.

                  (f) BID SOLICITATION. The bid solicitation package and subcontracts shall require the subcontractors to state delivery dates (subject to Tenant's Work being performed in a timely and cooperative fashion) for all items of work and subcontractor furnished equipment and materials. General Contractor will solicit bids for the construction of the Landlord's Work in such fashion as to require each bidder to identify separately the amount attributable to each separate trade or category of the work. The bid solicitation package shall be prepared by Architect and General Contractor and shall be approved or disapproved by Tenant within five (5) business days following receipt. Such package shall include the following and such other items as may be reasonably required by General Contractor or Architect:

                  (1) Plans and Specifications: a complete set of drawings for the scope of the work for the portion of the Tenant Improvements to be constructed and detailed specifications for the work to be performed.

                  (2) Standard (broken down in CSI format) Response Format: specific line items by trade, general conditions and fees.

                  (3) Statement of Unit Prices: A requirement that each bidder shall state that additions to and deletions from line item components shall be at the original unit price.

                  (4) Insurance Coverage: A requirement that each bidder shall state the scope and amount of its insurance coverage, to provide evidence of coverage of a type and amount, acceptable to Tenant and provide a certificate of insurance prior to commencement of any work naming Landlord and General Contractor, as additional insureds.

                  (5) Statement of Financial Condition: A requirement that each bidder submit an AIA 305 Contractor qualification form.

                  (6) Construction Schedule: A requirement that each bidder shall provide a proposed schedule of construction, in sufficient detail that no activity have a duration greater than two weeks. The schedule shall be submitted in both written and electronic media, if possible.

                  (7) Bond: Each bidder shall state its current bonding limit as well as its current capacity.

                  (8) Markup: Each subcontract bidder shall state and bid its proposed mark-up for combined overhead and profit separately for Change Orders.

                  (g) Review of Bids. The selection of subcontractors will be based on the review of the bids submitted with respect to each such category, and subject to the reasonable approval of

Tenant as to amounts for categories of the work that are either the payment responsibility of Tenant under the Lease or are to be applied against the Tenant Construction Allowance. Tenant's Representative, Tenant's Architect and Tenant's Construction Administrator, if any, each shall have the right to reasonably revise and approve all categories for which Tenant has payment responsibility under the Lease or are to be applied against the Tenant Construction Allowance, and shall have a one-time right to require General Contractor to reallocate the amounts in each category; provided however, there shall be no right to an adjustment of the General Contractor's fees or general conditions fee. Landlord shall afford Tenant the opportunity to revise the TI Plans and Specifications and other requirements to bring the Tenant Improvements into conformity with Tenant's budget requirements (but any such changes shall be subject to Landlord's approval) and shall cooperate with Tenant and the Architect to achieve completion of such changes INTER ALIA, by promptly providing information available to Landlord regarding costs and the estimated effect of the proposed revisions on the completion of the Tenant Improvements. General Contractor shall state estimated delivery dates for all items of work, equipment and materials. Tenant's Architect and Tenant's Construction Administrator, if any, each shall have the right to participate and attend the opening of all bids submitted by potential subcontractors. In connection with any negotiations or discussions with any bidders regarding their proposals (including any negotiations as to revisions in the amounts of their bids), Tenant's Architect and Tenant's Construction Administrator, if any, each shall have the right to participate with respect to negotiations regarding categories which are to be applied against the Tenant Construction Allowance. Notwithstanding the foregoing, it is understood that no such participation, revisions or negotiations initiated on Tenant's behalf shall delay the Commencement Date of the Lease, which, unless occupancy occurs earlier, shall be November 1, 1999.

                  (h) IMPROVEMENTS COST PROPOSAL. General Contractor will notify Tenant in writing of the amount of the lowest bid from among the bids received, which are responsive to the bid solicitation package. General Contractor and Tenant may select any bidder, even though such bidder is not the lowest bidder. The sum of the bids selected plus the General Contractor's fees and general conditions fee shall be the Improvements Cost Proposal. Tenant will either (1) agree to the amount of the Improvements Cost Proposal if it is the same or less than the total of (a) Landlord's Initial Contribution; (b) Tenant's Minimum Contribution; and (c) two times the amount of Landlord's Additional Contribution (the "Total Allowance"), or (2) if greater than the Total Allowance, agree in writing to pay the amount by which the Improvements Cost Proposal exceeds the Total Allowance or request the Architect to revise the TI Plans and Specifications in order to assure that the Improvement Cost Proposal is not more than an amount to which Tenant agrees. General Contractor shall not approve any contract, any contract amendment or take any action which will increase the Maximum Approved Cost without the prior written consent of Tenant.

                  (i) AWARD OF SUBCONTRACTS: The subcontractors agreed to be accepted shall be "General Contractor's Subcontractors" and shall be awarded the subcontracts for the Landlord's Work. General Contractor's Subcontractors shall contract with General Contractor and shall be paid by General Contractor, provided Landlord and Tenant perform their obligations under the Lease. Provided Tenant timely performs its obligations under the Lease, Tenant shall not be liable for claims by General Contractor's Subcontractors.

                  (j) GOVERNMENTAL APPROVALS: Following approval and completion of the TI Plans and Specifications, the Improvements Cost Proposal and the Maximum Approved Cost, Tenant's Architect, at Tenant's sole cost and expense, will cause application to be made to the appropriate governmental authorities for necessary construction approvals and building permits. Upon receipt of the necessary approvals and permits, General Contractor will begin construction of the Landlord's Work. It shall be Tenant's, and not General Contractor's, responsibility to obtain, at Tenant's sole cost and expense, all necessary approvals and permits with respect to Tenant's Work and use of the Leased Premises.

                  (k) CONSTRUCTION PROGRESS MEETINGS: Beginning with the commencement of construction, at the request of Tenant, the General Contractor shall hold progress meetings (no more often than once a week) at the Leased Premises, or at such other places as are acceptable to General Contractor and Tenant. At such meetings, the progress of the work to be performed hereunder shall be reported in detail with reference to the Construction Schedule, and all problems or other issues relating to the same shall be discussed and resolved. Each of General Contractor's

Subcontractors then performing work on the Tenant Improvements shall have a knowledgeable representative present at each weekly meeting to report on the condition of his work and to receive information regarding the performance of future work by the Subcontractor. The General Contractor shall hold such meetings within at least three (3) days after Tenant's request for any meeting to held as required herein and shall allow Tenant's Representative, Tenant's Construction Administrator, if any, Tenant's Engineer, if any, and the Architect to attend and participate in each such meeting. The General Contractor shall keep minutes of each such meeting held and shall circulate the minutes of each meeting to Tenant's Representative, Tenant's Construction Administrator, if any, Tenant's Engineer, if any, the Architect, and all Subcontractors (and such other persons as may be appropriate), no later than three (3) working days after the meeting is concluded. If such minutes reflect authorization for any Change Order, the same shall not be effective until and unless approved by Tenant's Representative and Landlord's Representative in accordance with Section 10, below.

         6. TENANT'S WORK. Tenant's consultants shall have access, at the times and in the manner set forth below, to the Leased Premises during the construction period to install cabling, wiring and Tenant's equipment and fixtures ("Tenant's Installations"). With respect to Tenant's Work or Installations, Tenant shall have the right to retain contractors, union or non-union to fabricate millwork, including shelving, work surfaces, etc., and to install equipment, subject only to obtaining the prior written approval of Landlord and shall have the right to perform data and phone switch installation using its own employees, contractors and consultants. Landlord's approval of contractors for Tenant's Work Installations, which may not be unreasonably withheld, conditioned or delayed, shall be based upon considerations such as whether the contractor is properly licensed, his financial condition, experience and past job performance. Upon the request of Tenant, Landlord shall grant to Tenant and its contractors non-exclusive access to the Leased Premises (the "Non-Exclusive Access Period") (a) during construction of Landlord's Work, upon ten (10) days' prior oral or written advice to Tenant, at such times and for such periods as reasonably necessary for the orderly and efficient delivery, construction and installation of Tenant's Installations and (b) during the thirty-day (30) period immediately prior to the anticipated date on which the Leased Premises shall be ready for Tenant's occupancy, at reasonable times, for the purpose of installing the Tenant's Work or Installations, provided, however, that the installation of Tenant's Installations and Tenant's Work does not interfere with or delay the work of General Contractor and General Contractor's Subcontractors. General Contractor and Tenant shall use reasonable efforts to coordinate the Tenant's Installations and Tenant's Work with Landlord's Work during the Non-Exclusive Access Period. General Contractor shall lock the Building and Leased Premises during the Non-Exclusive Access Period, when work is not being performed. Tenant's access hereunder shall be at Tenant's sole risk and expense. Commencing on the first day of the Non-Exclusive Early Access Period, Tenant agrees that all the terms and provisions of the Lease shall be in full force and effect except that Tenant shall have no obligation to pay rent during the Non-Exclusive Early Access Period unless the Non-Exclusive Early Access Period goes beyond October 31, 1999. Tenant agrees to indemnify and hold harmless Landlord for any damage or personal injury which may occur as a result of Tenant's entry into the Leased Premises prior to the Commencement Date. Tenant shall deliver to Landlord evidence of the insurance required to be maintained by Tenant pursuant to Section IV.E of the Lease prior to Tenant's entry into the Leased Premises.

         7. DISCLAIMER OF LIABILITY. Landlord and Tenant shall be as fully responsible to the other for the acts and omissions of a Contractor, Subcontractor or a Sub-subcontractor, materialman or supplier, and of the persons employed by a subcontractor, sub-subcontractor, materialman or supplier, and of the persons for whose acts and omissions they may be liable, as he is for the acts and omissions of his own employees in connection with all matters relating to this TI Agreement and the construction of the Tenant Improvements.

         8.       COST RESPONSIBILITIES.

                  (a) LANDLORD'S COSTS: Landlord has paid all costs and expenses relating to construction of the Base Building in accordance with the Base Building Plans. Landlord warrants that the amounts which shall be paid out of the Tenant Construction Allowance (and any additional amount Tenant has agreed to pay in writing in accordance with this TI Agreement and the Lease) to Landlord and the General Contractor and its subcontractors shall be the exact amounts set forth in the bids for which contracts, as may be amended, were awarded, plus the amount set forth in the General Contractor's contract for General Contractor's fees and general conditions fee.

                  (b) TENANT'S COSTS: In connection with construction of the Tenant Improvements, Tenant hereby acknowledges its obligation to contribute to the Leased Premises Cost as outlined in Section I.B.2 of the Lease.

         9. CHANGE ORDERS. Tenant may authorize changes to the Tenant Improvements during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with paragraph 4. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees and completion schedule changes. If Tenant fails to approve such change order in writing within five (5) business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed with the change. Landlord shall not be authorized to issue change orders without the approval of Tenant in accordance with the procedures established by this TI Agreement. Change orders to correct defects or errors in the Base Building not caused by Tenant or Tenant's Architect, contractors, subcontractors, employees or agents shall not be charged to Tenant or charged against or deducted from the Tenant Construction Allowance.

         10. COMPLETION. Time is of the essence with respect to Landlord's and Tenant's obligations under this TI Agreement, subject, however, to the provisions of Section X.N. of the Lease.

         11. CONFIRMATION UPON COMPLETION. Upon completion of the Tenant Improvements in accordance with this TI Agreement, Tenant shall confirm its acceptance of the Leased Premises and such other matters as Landlord shall reasonably request in accordance with Section II.D. of the Lease.

                  [remainder of page intentionally left blank]

         12. LEASE COMMENCEMENT. Notwithstanding anything herein to the contrary, the Commencement Date of the Lease shall be the earlier of (i) the date Landlord has substantially completed Landlord's Work or (ii) November 1, 1999.

                                    LANDLORD:

                                    MOR BENNINGTON LLLP

                                    By: RA & FM, Inc., General Partner

                                             By: /s/ Alton D. Fryer
                                             Name: Alton D. Fryer
                                                   --------------
                                             Title: Vice President
                                                    --------------

                                    TENANT:

                                    GENVEC, INC.

                                    By: /s/ Jeffrey W. Church
                                    Name: Jeffrey W. Church
                                          ---------------
                                    Title: CFO
                                           ---

                                   EXHIBIT D-2

                                TENANT DEADLINES


Deliver Air Handler Unit
         Specifications to Landlord                                    04/21/99

Deliver Underground
         Plumbing Plans to Landlord                                    05/03/99

Approve Letting Mechanical Contract                                    05/03/99

Deliver Casework, Boilers/Pump
         Specifications to Landlord                                    05/03/99

Deliver Steel Platform Specifications
         to Landlord                                                   05/10/99

Approve Letting Casework Contract                                      05/17/99

Deliver Roof Structure Specifications
         to Landlord                                                   05/17/99

Approve Letting Roof Structure and Steel
         Platform Contracts                                            05/24/99

Deliver VAV Specifications to Landlord                                 05/28/99

Deliver Concrete/Foundation Plans to
         Landlord                                                      06/01/99

Approve Letting Concrete/Foundation
         Contract                                                      06/07/99

Approve Letting VAV Supplier Contract                                  06/07/99

Submit Permit Application, including
         Plans & Specifications to
         City of Gaithersburg                                          06/07/99

Deliver Final Plans and
         Specifications for all remaining
         Tenant Improvements to Landlord                               06/24/99

Approve Balance of Bidders List                                        06/24/99

Deliver Building Permit and all
         other applicable permits or approvals
         to General Contractor and Landlord                            07/05/99

Approve Letting Balance of Contracts                                   07/16/99

                                   EXHIBIT D-3

                              CONSTRUCTION SCHEDULE

                                   Exhibit D-3
                              Construction Schedule

                                [EXHIBIT OMITTED]

                                   EXHIBIT D-4

                              NON-BINDING ESTIMATE


                        EXHIBIT D-4 NON-BINDING ESTIMATE


         4/22/99

[Pricing based on schematic plans & narrative spec. dated 2/2/99] as value engineered on or about 4-14-99

                                                                                   (42,900 Not Rentable SF)
                                                                                                          Page 1
DIV./SECTION                                DESCRIPTION                            BIDDERS                VE BIDS VE COST/SF

01000-GENERAL REQUIREMENTS                                                         Manskin                $114,000.00
02000-SITEWORK
     02070-SELECTIVE DEMO.
     (by each trade)
03000-CONCRETE                                                                     Precision              $68,217.00

04000-MASONRY
     04200-UNIT MASONRY
     (Inc. footings)                                                               A & A Masonry          $28,681.00

05000-METALS
     05100 & 05500-STRUCTURAL
     METAL FRAMING & METAL
     FABRICATIONS                                                                  AFW                    $71,500.00

06000-WOOD & PLASTIC
     06100-ROUGH CARPENTRY
     (by each trade)                                                               Allowance              $25,790.00

     06402-INT ARCH.W.WORK: P-LAM                                                  Summit                 $11,584.00

07000-THERMAL AND MOIS-
TURE PROTECTION
     07200-INSULATION
     (by drywall trade)
     07511 & 07700-BUILT-UP ASPHALT
     ROOFING & ROOFING
     SPECIALITIES                                                                  Orndorl & Spal         $40,000.00

     07900-JOINT SEALERS                                                           Belbway                $12,271.05

08000-DOORS & WINDOWS
     08110, 08211, 08700-STEEL
     DOORS & FRAMES, FLUSH
     WOOD DOORS & FINISH
     HARDWARE                                                                      Summit                 $212,129.00

     08350-Accordian Doors                                                         MDE                    $14,600.00

     08800-GLASS & GLAZING                                                         G&A Concepts           $38,845.00

09000-FINISHES
     09250 & 09621-DRYWALL
     & ACCOUSTICAL                                                                 Summit                 $226,067.00

     09300-TILE                                                                    Willema                $14,669.00

     09650 & 09660-RESIL-
     ENT FLOOR & CARPET                                                            Share                  $58,700.00

     09800 & 09660-SPECIAL
     COATINGS & RESINOUS
     FLOORING                                                                      Life Sciences          $34,584.00

     09900 & 09950-PAINTING
     & WALLCOVERING                                                                Quality                $77,209.00

     10200-LOUVERS & VENTS                                                         Allowance              $2,700.00

     10260-CORNER GUARDS (VINYL FOR EXEC. OFFICES: 30 PCS.)                        Allowance              $420.00

     SANIRAILS                                                                     Life Sciences          $8,864.10







                        EXHIBIT D-4 NON-BINDING ESTIMATE

         10600-LOCKERS                                                             Harriton               $1,920.00

         10160 & 10800-TOILET
         PARTITIONS & WASH-
         ROOM ACCESS                                                               Summit                 $8,568.00

         11470-DARKROOM DOOR                                                       Allowance              $850.00

12000-FURNISHINGS
         12345-LABORATORY
         CASEWORK                                           (Mid-Atlantic)         Thoma, Inc.            $330,000.00

         12510-BLINDS
         12570-RUGS & MATS                                                         Matworks               $2,100.00

13000-SPECIAL CON-
         STRUCTION
         13038-COLD ROOMS                                                          Allowance              $31,202.26

15000-MECHANICAL
         15300-Fire Protection                                                     Chesapeake             $57,575.00
         15400-Plumbing                                                            Heffron                $2,688,132.00
         15500-HVAC

16000-ELECTRICAL                                                                   Trunnell               $604,338.00


                                                                                   Subtotal:              $4,753,415.41
                                                                                   Fee:                   $239,170.77

                                                                                   Total:                 $5,022,586.18 $132.17

                                    EXHIBIT E

                          LEASE COMMENCEMENT AGREEMENT

THIS LEASE COMMENCEMENT AGREEMENT, made this ___ day of ___________, 1999, by and between MOR BENNINGTON LLLP ("Landlord") and GENVEC, INC. ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated _______________________, 1999, (the "Lease") for the premises located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20879 (the "Leased Premises"); and

WHEREAS, Landlord and Tenant wish to set forth their agreements as to the term of the Lease, as well as certain other matters, all as more particularly set forth below.

NOW, THEREFORE, in consideration of the Leased Premises as described in the Lease and the covenants set forth therein, Landlord and Tenant agree as follows:

         1. The "Commencement Date" for all purposes of the Lease is ___________________, 1999.

         2.       The initial Lease Term shall expire on ______________________,
201_.

         3. The Deposit was received from Tenant by Landlord in the amount of $51,837.50 which shall be applied in accordance with Paragraph III.A. of the Lease.

         4.       [OTHER PROVISIONS, if any.]

                                    EXHIBIT F

                              RULES AND REGULATIONS

         1. Neither Tenant nor any of its servants, agents, invitees, employees and/or licensees will park on, store on or otherwise utilize any parking or loading areas on the Property except as shown on EXHIBIT A, and then only in the parking places designated by Landlord. Such parking must be in accordance with the rules and regulations Landlord may promulgate from time to time with respect to parking.

         2. Tenant will not pile, place or permit to be placed any goods, materials, equipment or other obstructions on the sidewalks or parking lots in the front, rear or sides of the Building, or in a place and in a manner so as to block the sidewalks, parking lots and loading areas. Tenant will not do anything that directly or indirectly takes away any of the rights of ingress, egress or natural light from any other tenant in the Building.

         3. Tenant will not inscribe, paint, affix or otherwise display signs, decals, advertisements or notices visible from outside the Leased Premises in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building. Tenant will not attach or place awnings, antennas or other projections on the outside walls on any exterior portion of the Building. Any such exterior projections attached or placed without Landlord's prior written consent will be subject to removal at any time, without notice, at Tenant's sole expense. No curtains, blinds, shades or screens will be attached to, hung in or used in connection with any window or door of the Leased Premises unless previously approved by Landlord or shown on EXHIBIT B.

         4. The delivery, shipping, loading and unloading of goods, wares, merchandise, equipment, supplies, fixtures and all other items to and from the Leased Premises will be subject to the rules and regulations Landlord may promulgate from time to time with respect to deliveries and shipments.

         5. All garbage and refuse will be kept in the kind of container specified by Landlord, and will be placed outside of the Building for collection in the manner, in such containers or dumpsters and at the times and places reasonably specified by Landlord. Tenant will not burn any trash or garbage of any kind in or around the Leased Premises. Tenant shall contract directly with a private waste removal company, reasonably acceptable to Landlord, for removal of all trash, garbage or refuse from the Leased Premises and its exterior dumpsters.

         6. No radio, speakers, television, phonograph or other sound or similar device will be installed or operated in the Leased Premises without Landlord's prior written approval. Tenant will prevent sounds emanating from the Leased Premises from being heard outside the Leased Premises or otherwise unreasonably disturbing or annoying other tenants.

         7. The plumbing facilities will not be used for any purpose other than that for which they are constructed. No foreign substance of any kind will be thrown into the plumbing facilities. The expense of any breakage, stoppage or damage resulting from a violation of this provision by Tenant or any of its servants, agents, invitees, employees and/or licensees will be borne solely by Tenant.

         8. Tenant will not place a load upon the floor of the Leased Premises exceeding the floor load per square foot area which the floor of the Leased Premises has been designed to carry.

         9. Tenant will not use the Leased Premises for the sale of any goods, wares or merchandise. Tenant will not permit anyone to lodge or sleep in the Leased Premises. Tenant is responsible for all persons whom it invites and/or admits to the Leased Premises and will be liable to Landlord for all acts of such persons.

                                    EXHIBIT G

                         SPECIALIZED TENANT IMPROVEMENTS

A.       Animal Facility

                  1        Cage washer (manufacturer is Castle 8666)
                  1        Autoclave, cage (manufacturer is Getinge)
                  4        Animal racks

B.       Glasswash Equipment

                  1        Autoclave, clean steam (manufacturer is Castle)
                  1        Glasswasher (manufacturer is Castle)

C.       5        DI Polishers, water system (manufacturer is U.S. Filter)

D.       Building furnishings

                  See attached list of furniture and equipment

E.       Telephone voice mail system

                  Manufacturer ___________________ (model number or other identification ________)

F.       Uninterrupted power supply (UPS) system

G.       Removable building mechanical systems (no piping will be removed)

                  -        steam boiler
                  -        lab air compressors
                  -        vacuum pump
                  -        RO DI water systems
                  -        Emergency generator

H.       Lockers

I.       Prefab cold room kits


                              EXHIBIT G (continued)

                      Cost Model - Furniture and Equipment

         Category                              Description     Units                       Cost/Unit      Subtotal        Total
Fixtures, Furniture, Equipment                 Office Furniture Systems
                                               Open Work Stations
                                                            64 Work Station*                    29        $4,000       $116,000
                                                                    Carols**                    17        $1,000       $17,000
                                                              File Pedestals                    16        $210         $3,360
                                                                                                                       $136,360
                                               Private Office
                                                                        Desk                    6         $600         $3,600
                                                                    Credenza                    6         $600         $3,600
                                                                       Hutch                    6         $600         $3,600
                                                   Bookcase/File cabinet***                     6         $800         $4,800
                                                                                                                       $15,600
                                               Lobby
                                                        Receptionist Station                    1         $6,000       $6,000
                                                                 Lobby Table                    1         300          $300
                                                                 Lobby Chair                    2         $700         $1,400
                                                                                                                       $7,700
                                               Conference Room
                                                             Conf Room Table                    3         2500         $7,500
                                                     Conf Room Table - Large                    1         6000         $6,000
                                                    Conf Room Table 36 Round                    2         175          $350
                                                  Conf Room Table - 42 Round                    1         250          $250
                                                  Conf Room Table - 48 Round                    1         275          $275
                                                      Conference Room Chairs                    54        250          $13,500
                                                                                                                       $27,875
                                               Cafeteria
                                                     Cafeteria/Lounge Tables                    7         200          $1,400
                                                        Cafeteria Chairs****                    22        $150         $3,300
                                                                                                                       $4,700
                                               Accessories
                                                       White Board - cabinet                    4         $1,500       $6,000
                                                       White board, Aluminum                    6         $100         $600
                                                     Projection Screens*****                    4         $200         $800
                                                                                                                       $7,400
                                               File cabinets
                                                            5-Drawer Lateral                    5         $400         $2,000
                                                                                                                       $2,000
                                               Office Chairs
                                                            Executive Chairs                    23        $400         $9,200
                                                                Guest Chairs                    23        $200         $4,600
                                                   Work Station Chairs******                    46        $275         $12,650
                                                                                                                       $26,450
                                               Laboratory Chairs                                30        $250         $7,500
                                                                                                                       $7,500
                                               Computer Equipment
                                                      Network Hubs & Routers                    1         $30,000      $30,000
                                               Computer Room Racks/Fixtures                     1         $7,000       $7,000



* Includes production room workstation                                                                                 $37,000
** Includes computer workstation carols in library
*** Priced for 5 drawer lateral. Bookcase approx. $400                                                                 $272,585
**** Includes 2 chairs in lounge
*****Price is for standard, non electrical projection screens.
******* Includes 3 chairs at library tables, but not computer chairs

                                    EXHIBIT H

                       MINIMUM CONTRACT SPECIFICATIONS FOR
                                   HVAC SYSTEM
                            PREVENTATIVE MAINTENANCE
                                       AND
                         FULL PARTS AND LABOR SERVICING

I.       FULL PARTS & LABOR


         A. This contract is meant to be a full parts and labor contract on the installed equipment as detailed on a separate sheet. It includes all repairs resulting from malfunctions discovered during inspections and emergency service requests.

         B. Components under this agreement that may be obsolete will be repaired until such time as they are no longer repairable and the equipment must be replaced.

II.      QUARTERLY INSPECTIONS SHALL BE PROVIDED AS FOLLOWS:


         A.       General: Performed at all quarterly inspections

                  1.       Replace all filters as required
                  2.       Lubricate all motors and bearings
                  3.       Adjust and/or replace all fan belts
                  4.       Clean grilles, etc., as required

         B.       Spring and Summer:

                  1. Check refrigerant charge and/or temperature difference across evaporator coil
                  2. Check refrigerant piping for leaks with electronic leak detector
                  3.       Check all operating and safety controls for cooling
                  4. Check system operation - (operating pressures, super heat, compressor running current, condensate removal, etc.)
                  5.       Clean condenser and/or evaporator coil as required
                  6. Check and tighten all electrical connections at unit as required

         C.       Fall and Winter:

                  1.       Check system operation - (operating pressures, etc.)
                  2.       Check all operating and safety controls for heating
                  3. Check and tighten all electrical connections at unit as required

III.     QUALIFICATIONS OF CONTRACTORS

         All contractors providing the services described above shall be qualified and certified by an EPA-approved testing organization to work with refrigerants and other chemicals.

                                    EXHIBIT I

                          CERTIFICATION OF HVAC SYSTEM

                              BY LICENSED MECHANIC


65 West Watkins Mill Road
Gaithersburg, Maryland 20879

TO WHOM IT MAY CONCERN:

The heating and cooling equipment which conditions the air in the subject space has been thoroughly inspected. All necessary repairs, replacements, and services have been performed to insure that the system operates properly in the following aspects:

         1.       All electrical circuitry and all components function properly.

         2.       Refrigerant charge is correct.

         3.       Evaporator and condenser coils are clean.

         4.       Belts are in good condition and all new filters installed.

         5.       All bearings are in good order and properly greased.

         6.       All wiring is in order and properly secured.

         7.       All access panels are in place.

         8.       All air diffusers include operational dampering devices.

         9.       All oil-heating appliances are clean and properly adjusted.

         10. Components requiring clear and unobstructed condition for proper operation are in order.

         11.      All safety devices are operational.

         12. Thermostats are operational, calibrated, and in proper condition.



                                    NAME OF CERTIFYING CONTRACTOR:


                                    By: (NAME OF COMPANY
                                    REPRESENTATIVE):

                                    LICENSE NO.:

                                    DATE OF CERTIFICATION:

                                    EXHIBIT J

                         PERMITTED HAZARDOUS SUBSTANCES

GenVec has four classes of hazardous materials on-site.

1. Hazardous Chemicals and Hazardous Chemical Waste. GenVec uses a variety of hazardous chemicals in fairly small quantities as demonstrated by the attached chemical inventory. In addition, GenVec generates a quantities of hazardous chemical wastes typical of most biotech firms, which are shipped off-site by a licensed carrier within 180 days of generation. The majority of the waste generated includes:

         (a) Silver Stain waste consisting of glutaraldehyde, silver nitrate, and formaldehyde
         (b) Organic waste in the form of acetonitrile and trifluoroacetic acid,
         (c) Mixed alcohols, and
         (d) Small individual quantities of phenol, glutaraldehyde, freon, acetonitrile, ethidium bromide, and acrylamide.

         All chemicals and chemical wastes shall be handled, stored and disposed of in strict accordance with all applicable state and Federal regulations, including but not limited to OSHA requirements.

2.       Radioactive Isotopes and Radioactive Material

         GenVec uses and generates low levels of radioactive materials using the following isotopes: 32P, 3H, 35S, 125I, and 51Cr.

         All radioactive materials shall be handled, stored, and disposed of in strict accordance with all applicable state and Federal regulations, including but not limited to OSHA requirements.

3.       Biohazards

         GenVec uses biohazards such as human cell lines, wild-type and recombinant viruses (such as adenovirus), bacteria, and others. In addition, GenVec will be generating animal waste. All biohazards used at GenVec will be those classified as BSL 1 or 2. No BSL 3 or BSL 4 work will be performed at or brought onto the Leased Premises.

         All biohazards shall be handled, stored, and disposed of in strict accordance with all applicable state and Federal regulations, including but not limited to OSHA requirements.

4.       Compressed Gasses

         GenVec uses a variety of compressed gasses including CO2, nitrogen, oxygen, compressed air, argon and argon mixtures.

         All cylinders shall be handled, stored and disposed of in strict accordance with all applicable state and Federal regulations, including but not limited to OSHA requirements.

Prior to commencing its use of any of the above permitted Hazardous Substance, GenVec will provide Landlord with its chemical hygiene plan (the "CHP") which shall meet or exceed the OSHA general industry standards set forth in 29 CFR 1910.1450, including Appendix A thereof, and its use, handling, storage and disposal of any approved Hazardous Substances shall be done at all times in strict compliance with the CHP.



GENVEC
CHEMICAL INVENTORY
                                                                                                                      GENVEC
                                                                                                        12111 PARKLAWN DRIVE
                                                                                                         ROCKVILLE, MD 20852

COMMON NAME                             HAZARD                               LOCATION        QUANTITY    CONTAINER SIZE/TYPE
-----------                             ------                               --------        --------    -------------------

1-DEOXYMANNOJIRIMYCIN                 HARMFUL                                LAB                 1        50 G BOTTLE
1,1,2 TRICHLORO 1,2,2                 HARMFUL                                CHEM                5        500 ML BOTTLE
2, MERCAPTOETHANOL                    POISON                                 REF,M5              2        250 ML BOTTLE
2-METHYL-1-PROPANOL                   HARMFUL                                CHEM ROOM           1        250 ML BOTTLE
3-AMINO-1,2,4-TRIAZOLE                TOXIC                                  L4                  1        100G
32p Gamma ATP                         RADIOACTIVE                            M5                  1
32-P dCTP (1 MC)                      RADIOACTIVE                            M5                  1
32P ATP                               RADIOACTIVE                            M5                  1
32P UTP                               RADIOACTIVE                            M5                  1
35S ATP                               RADIOACTIVE                            M5                  2
35S METHIONIONE                       RADIOACTIVE                            RAD ROOM            1        500 MCI
3H THYMADINE                          RADIOACTIVE                            M5                  2
5-BROMO-2-DEOXY-URIDINE               POISON                                 MAIN LAB            4
8-METHYLOXY PSORALEN                  POISON                                 LAB                 1        1 G CAN
ACETIC ACID, GLACIAL                  CORROSIVE                              LAB                 2        2.5 L BOTTLE
ACETONE                               FLAMMABLE, HARMFUL                     Chem Room           1        4 L Bottle
ACETONE                               FLAMMABLE                              CHEM ROOM           1        4L
ACETONITRILE                          FLAMMABLE                              CHEM ROOM           1        1L BOTTLE
ACETONITRILE UV                       FLAMMABLE                              CHEM ROOM           19       1L BOTTLE
ACIDASE PEPTONE                       HARMFUL                                CHEM ROOM           1        250 BOTTLE
ACRIDINE ORANGE                       HARMFUL                                CHEM ROOM           1        10G BOTTLE
ACRYL BIS (ACRILIMIDE)                HARMFUL, EYE IRRITATION,               CHEM ROOM           8        40 G
                                      NERVE
ACRYLAGEL                             HARMFUL                                CHEM ROOM           2        1L BOTTLE
ALCOHOL                               HARMFUL/FLAMMABLE                      CHEM ROOM           6        4L BOTTLE
ALCOHOL, ANHYDROUS                    FLAMMABLE                              CHEM ROOM           6        4L
REAGENT
ALCOHOL, REAG                         HARMFUL/FLAMMABLE                      CHEM ROOM           2        500 ML BOTTLE
AMMONIA CHLORIDE                      HARMFUL                                CHEM ROOM           1        500 G
AMMONIUM ACETATE                      IRRITANT                               CHEM ROOM           3        500 G BOTTLE





GENVEC
CHEMICAL INVENTORY
                                                                                                                      GENVEC
                                                                                                        12111 PARKLAWN DRIVE
                                                                                                         ROCKVILLE, MD 20852

COMMON NAME                                 HAZARD                           LOCATION       QUANTITY     CONTAINER SIZE/TYPE
-----------                                 ------                           --------       --------     -------------------

AMMONIUM CHLORIDE                           HARMFUL                          CHEM ROOM           1       500G BOTTLE
AMMONIUM HYDROXIDE                          SEVERE HEALTH HAZARD             CHEM ROOM           1       500 ML BOTTLE
AMMONIUM PERSULFATE ULTRA PURE              STRONG OXIDIZING AGENT.LAB                           1       100G BOTTLE
AMMONIUM SULFATE                            HARMFUL                          CHEM ROOM           1       5 KG CAN
APROTININ                                   HARMFUL                          M5 REF              3       10 MG
BIOTINYLATED SDS MOLECULAR                  IRRITANT                         L5                  1       1 KIT
Bis-acrylgel                                HARMFUL                          CHEM ROOM           3       450 ML BOTTLE
BISBENZIMIDE                                HARMFUL                          L5                  1       25MG
BORIC ACID                                  MODERATE HEALTH HAZARD           CHEM ROOM           2       500G & 2.5 KG BOTTLE
BUTYL ALCOHOL                               FLAMMABLE                        CHEM ROOM           1       500ML & 4L BOTTLE
CADIUM CHLORIDE                             HIGHLY TOXIC                     CHEM ROOM           1       100 G BOTTLE
CALCIUM CARBONATE                           NUSIANCE DUST                    CHEM ROOM           1       500 G BOTTLE
CALCIUM CHLORIDE                            IRRITANT                         CHEM ROOM           2       2.5 KG BOTTLE
CESIUM CHLORIDE                                                              CHEM ROOM           3       2 KG BOTTLE
CHES                                        IRRITANT                         CHEM ROOM           1       25 G BOTTLE
CHLORAMPHENICOL                             TOXIC                            CHEM ROOM           1       25 G BOTTLE
CHLOROFORM                                  POISON                           CHEM ROOM           4       M5-500 ML BOTTLE
CHLOROQUINE                                 POISON                           CHEM ROOM           3       50G & 1G BOTTLE
CHLOROTRIMETHYLSILANE                       CORROSIVE                        CHEM ROOM           1       5 G BOTTLE
CHROMIUM 51                                 RADIOACTIVE                      M5                  1
CITRIC ACID                                 IRRITANT                         CHEM ROOM           1       100G BOTTLE
COLCHINE                                    POISON                           CHEM ROOM           1       1 G BOTTLE
COOMASSIE BLUE                              HARMFUL                          CHEM ROOM           1       25 G BOTTLE
CUPROUS CHLORIDE                            TOXIC                            CHEM ROOM           1       100G BOTTLE
CYANOGEN BROMIDE                            POISON                           CHEM ROOM           1       L4-100 G BOX
DEOXYCHOLIC ACID                            HARMFUL                          CHEM ROOM           4       100G BOTTLE
DEOXYMANNO JIRIMYCIN                        HARMFUL                          MAIN LAB            1       BOTTLE
DEXAMETHASONE                               HARMFUL                          M4                  1       100 MG BOTTLE





GENVEC
CHEMICAL INVENTORY
                                                                                                                     GENVEC
                                                                                                       12111 PARKLAWN DRIVE
                                                                                                        ROCKVILLE, MD 20852

COMMON NAME                             HAZARD                               LOCATION        QUANTITY   CONTAINER SIZE/TYPE
-----------                             ------                               --------        --------   -------------------

DEXTRAN SULFATE                                                              CHEM ROOM           1      100 G BOTTLE
DIETHANOLAMINE                         HARMFUL                               CHEM ROOM           1      500 ML BOTTLE
DIETHYL PIROCARBONATE                  POISON                                MOL BIO LAB         2      5 ML BOTTLE
(DEPC)
DIGITONIN                              HIGHTLY TOXIC                         CHEM ROOM           2      5G CANISTER
DIMETHYL FORMAMIDE                     TOXIC, CORROSIVE                      CHEM ROOM           1      1L BOTTLE
DIMETHYL SULFOXIDE                     HARMFUL, IRRITANT                     CHEM ROOM           2/1    100 ML/1L BOTTLE
DIMETHYLDIOCTADECYL-                   IRRITANT                              CHEM ROOM           1      10 G BOTTLE
AMMONIUM
DITHIOTHREITOL (DTT)                   HIGHLY TOXIC                          L4                  1      5 G BOTTLE
DOIUM PHOSPHAGE DIBASIC                IRRITANT                              CHEM ROOM           2      2.5 KG BOTTLE
EN'HANCE                               FLAMMABLE                             CHEM ROOM           1      1L
ETHIDIUM BROMIDE                       TOXIC                                                     2      1G
FERRIC SULFATE                         HARMFUL                               CHEM ROOM           1      500 ML BOTTLE
FIXER                                  IRRITANT                              DARK ROOM           8      1 GAL BOTTLE
FIXER & REPLENISHER                    IRRITANT                              DARK ROOM           8      13.8 L BOTTLE
FORMALDEHYDE, 1.3M                     POISON/FLAMMAGLE                      CHEM ROOM           8      500 ML
(PARAFIX)
FORMAMIDE                              HARMFUL                               CHEM ROOM           3      M4-500 ML BOTTLE, L4-500 ML
FORMIC ACID                            HARMFUL                               CHEM ROOM           1
GUANIDINE HCI                          HARMFUL                               CHEM ROOM           2      500 G BOTTLE
(HYDROCHLORIDE)
GUANIDINE THIOCYINATE                  IRRITANT                              CHEM ROOM           1      500 G BOTTLE
HEPES BUFFER SOLUTION                  IRRITANT                              CHEM ROOM           4      250 G BOTTLE
HYDROCHLORIC ACID                      POISON, CORROSIVE                     CHEM ROOMR          3      2.5 L BOTTLE
HYDROCORTISONE                         HARMFUL, IRREVERSIBLE                 CHEM ROOM           1      5 G BOTTLE
                                       EFFECTS,
HYDROXYLAMINE                          CORROSIVE                             CHEM ROOM           1      500 G BOTTLE
HYDROXYQINONE                          IRRITANT                              CHEM ROOM           1      500 G BOTTLE
Hygromycin B Hydrochloride             POISON                                M5                  1      50 MG BOTTLE
IGEPAL CA-630                          HARMFUL                                                   1      100ML
IMIDAZOLE                              CORROSIVE                             CHEM ROOM           1      100 G BOTTLE
ISOPENTYL ALCOHOL                      COMBUSTIBLE/HARMFUL                   CHEM ROOM           6      500 ML BOTTLE





GENVEC
CHEMICAL INVENTORY
                                                                                                                     GENVEC
                                                                                                       12111 PARKLAWN DRIVE
                                                                                                        ROCKVILLE, MD 20852

COMMON NAME                            HAZARD                                LOCATION     QUANTITY      CONTAINER SIZE/TYPE
-----------                            ------                                --------     --------      -------------------

ISOPROPYL ALCOHOL                      FLAMMABLE, AFFECTS CNS,               CHEM ROOM       8          M4-1L BOTTLE, L4-1L BOTTLE
ISOPROPYL ALCOHOL                      COMBUSTIBLE/HARMFUL                   CHEM ROOM       3          4 L BOTTLE
LAURYL SULFATE                         HARMFUL                               CHEM ROOM       1          250 ML BOTTLE
LEUPEPIN                               HARMFUL                               M5              3          5 MG CANISTERS
LITHIUM ACETATE                        HARMFUL                               CHEM ROOM       1          250 G BOTTLE
LITHIUM CHLORIDE                       HARMFUL                               CHEM ROOM       3          500 G BOTTLE
M-CRESOL                                                                     CHEM ROOM       1          CANISTER
MAGNESIUM ACETATE                      HARMFUL                               CHEM ROOM       1          250 BOTTLE
MAGNESIUM CHLORIDE (M)                 HARMFUL                               CHEM ROOM       1          2.5 KG BOTTLE
#7791
MANGANESE CHLORIDE                     HARMFUL                               CHEM ROOM       1          500 G BOTTLE
MANGNESIUM SULFATE                     HARMFUL                               CHEM ROOM       1          500 G BOTTLE
MES                                    HARMFUL                               CHEM ROOM       1          25 G BOTTLE & 500 G BOTTLE
METHANOL                               POISON, FLAMMABLE                     CHEM ROOM       5          4 L BOTTLE
METHANOL                               POISON, FLAMMABLE                     CHEM ROOM       5          4L BOTTLE
METHIONINE                             COMBUSTIBLE DUST                      CHEM ROOM       1          100G BOTTLE
[METHYL-3H] THYMIDINE                  RADIOACTIVE                           M4              3          5ML
MONENSIN SODIUM                        POISON                                L5              1          500 MG BOTTLE
MONOETHANOLAMINE                       FLAMMABLE/CHEMICAL                    CHEM ROOM       1          500ML BOTTLE
MOPS                                   IRRITANT                              CHEM ROOM       1          500 G BOTTLE
MTT                                    TOXIC                                 CHEM ROOM       1          500 MG BOTTLE
N-(1-NAPHTHYL)                         IRRITANT                              MOL BIO         1          25 G BOTTLE
ETHYLENDIAMINE
N,N-DIMETHYL FORMAMIDE                 POISON                                CHEM ROOM       2          100 ML BOTTLE
N-ACETYL LACTOSE AMINE                 POISON                                L4              1          25 MG BOTTLE
N-BUTYL ALCOHOL                        FLAMMABLE                             CHEM ROOM       2          1 LITER BOTTLE
N-SUCCINIMIDYL PROPIONATE              RADIOACTIVE                           L4              1          1ML
NICKEL SULFATE AR                      HARMFUL                               CHEM ROOM       1          125 G BOTTLE
NONIDATE                               IRRITANT                              CHEM ROOM       2          100 ML BOTTLE
OKADAIC ACID                           TOXIC                                 L5              1          25KG





GENVEC
CHEMICAL INVENTORY
                                                                                                                     GENVEC
                                                                                                       12111 PARKLAWN DRIVE
                                                                                                        ROCKVILLE, MD 20852

COMMON NAME                            HAZARD                                LOCATION       QUANTITY    CONTAINER SIZE/TYPE
-----------                            ------                                --------       --------    -------------------

PARAFORMALDEHYDE                       HARMFUL                               CHEM ROOM         1        500G BOTTLE
PHENOL                                 POISON, CAUSTIC, ANALGESIC            M4                4        500 G BOTTLE
PHENYL                                 HARMFUL                               CHEM ROOM         1        500 GRAM BOTTLE; 100 G
PHOSPHATASE                            CORROSIVE                             CHEM ROOM         1
PHOSPHORIC ACID,                       CORROSIVE                             CHEM ROOM,        1        2.5 KG BOTTLE
ACS REAGENT
PIPES                                  IRRITANT                              CHEM ROOM         2        100G BOTTLE
POLYOXYETHYLENE SORBITAN               HARMFUL                                                 1        100ML
POLYVINYL-POLYPYRROLIDONE              HARMFUL                               CHEM ROOM         1        250 ML BOTTLE
PONCEAU S                              IRRITANT                              CHEM ROOM,        1        1 LITER BOTTLE
POSTASSIUM HYDROCHLORIDE               HARMFUL                               CHEM ROOM         1        2.5 KG BOTTLE
POTASSIUM ACETATE                      IRRITANT                              CHEMROOM,         3        2.5 KG BOTTLE
(CRYSTALS)
POTASSIUM BICARBONATE                  IRRITANT                              CHEM ROOM         1        250 BOTTLE
POTASSIUM CHLORIDE                     HARMFUL                               CHEM ROOM         1        2.5 KG BOTTLE
POTASSIUM FERROCYANIDE                 IRRITANT                              CHEM ROOM         2        500 G BOTTLE
POTASSIUM FERRYANIDE                   IRRITANT                              CHEM ROOM         1        500 G BOTTLE
POTASSIUM HYDROXIDE                    POISON                                CHEM ROOM         1        2.5KG
PELLETS
PROMIX 35S                             RADIOACTIVE                           RI ROOM           1
PROPANOL                               HARMFUL                               CHEM ROOM         5        1 LITER BOTTLE
PROPANOL                               HARMFUL                               CHEM ROOM         4        4 LITER BOTTLE
PROPIDIUM IODIDE                       POISON                                M5                1        10 MG BOTTLE
PROTEASE                               HARMFUL                               L4                1        250 MG BOTTLE
PROTOGEL                               HARMFUL                               CHEM ROOM         4        1L BOTTLE
PUROMYCIN                              TOXIC                                 L5                1        10MG
REDIVUE                                RADIOACTIVE                           M4                4        500 microL
RUBIDIUM CHLORIDE                      IRRITANT                              CHEM ROOM         5        100G BOTTLE
SEC-Butanol                            Highly Flammable                      CHEM ROOM         1        1 LITER BOTTLE
SILVER NITRATE                         POISON/CORROSIVE                      LAB               1        30 G BOTTLE
SODIUM ACETATE TRIHYDRATE              IRRITANT                              CHEM ROOM         2        2.5 KG BOTTLE





GENVEC
CHEMICAL INVENTORY
                                                                                                                 GENVEC
                                                                                                   12111 PARKLAWN DRIVE
                                                                                                    ROCKVILLE, MD 20852

COMMON NAME                            HAZARD                              LOCATION     QUANTITY    CONTAINER SIZE/TYPE
-----------                            ------                              --------     --------    -------------------

SODIUM AZIDE                           POISON                              CHEM ROOM         1      500 G BOTTLE
SODIUM BICARBONATE                     MODERATE HAZARD                     CHEM ROOM         2      1LB & 2.5 KG BOTTLE
SODIUM BORATE                          HARMFUL                             CHEMROOM          2      2.5 KG BOTTLE
SODIUM CARBONATE                       IRRITANT                            CHEM ROOM         1      500 G BOTTLE
SODIUM CHLORIDE                        IRRITANT                            CHEM ROOM         2      5 KG BOTTLE
SODIUM CITRATE                         CONTACT HAZARD                      CHEM ROOM R       1      500 G BOTTLE
SODIUM DODECYL SULFATE                 IRRITANT                            CHEM ROOM         1      500 G BOTTLE
(SDS)
SODIUM FLUORIDE                        POISON                              CHEM ROOM         1      100G BOTTLE
SODIUM HYDROXIDE                       POISON                              CHEM ROOM         5      2.5 KG BOTTLE
SODIUM M-ARSINITE                      TOXIC                               CHEM ROOM         1      100G BOTTLE
SODIUM ORTHOVANDATE                    HARMFUL                             LAB               2      50 G BOTTLE
SODIUM PHOSPHATE DIBASIC               IRRITANT                            CHEMROOM
SODIUM PHOSPHATE MONOBASIC             IRRITANT                            CHEM ROOM         2      2.5 KG BOTTLE
SODIUM PYROPHOSPHATE                                                       CHEM ROOM         1      500G BOTTLE
SODIUM SALICYLATE                      IRRITANT                            CHEM ROOM         1      2.5 KG BOTTLE
SODIUM SULFITE                         IRRITANT                            CHEM ROOM         2      500 G BOTTLE
SODIUM THIOSULFATE                     IRRITANT                            CHEM ROOM         1      500 G BOTTLE
SPERMIDINE                             IRRITANT                            L5                1      5 G BOTTLE
SULFANILAMIDE                          HARMFUL                             MOL. BIO LAB      1      100 G BOTTLE
SULFURIC ACID                          POISON                              CHEM ROOM         1      2.5 L BOTTLE
TEMED                                  HIGHLY FLAMMABLE,                   CHEM              2/1    100 ML BOTTLE/25 ML BOTTLE
                                           CORROSIVE
TERT-BUTANOL                           FLAMMABLE/HARMFUL                   CHEM ROOM         1      500 ML BOTTLE
THIMERSOL                              TOXIC                               CHEMIROOM         1      25G BOTTLE
TRICHLORO TRIFLOUROETHANE              HARMFUL                             CHEM ROOM         13     500ML BOTTLE
TRICHLOROACETIC ACID                   CORROSIVE                           CHEMROOM          8      500 G BOTTLE
TRIETHANOLAMINE                        IRRITANT                            CHEM ROOM         1      250 G BOTTLE
TRIFLUOROACETIC ACID                   HARMFUL                             CHEM ROOM         2      450 ML BOTTLE
TRIS                                   MODERATE HEALTH HAZARD              CHEM ROOM         2/1    5 KG TUBS/1 KG BOTTLE





GENVEC
CHEMICAL INVENTORY
                                                                                                                     GENVEC
                                                                                                       12111 PARKLAWN DRIVE
                                                                                                        ROCKVILLE, MD 20852

COMMON NAME                            HAZARD                              LOCATION         QUANTITY    CONTAINER SIZE/TYPE
-----------                            ------                              --------         --------    -------------------

TRIS HYDROCHLORIDE                     HARMFUL                             CHEM ROOM           1        1 KG BOTTLE
Trilon X-100                           MODERATE HEALTH HAZARD              CHEM ROOM           1        100 ML BOTTLE
TRYPSIN                                HARMFUL                             L5                  1        1G
TWEEN 20                               IRRITANT                            CHEM ROOM           2        500 ML BOTTLE
TWEEN-80                               CARCINOGEN                          CHEM ROOM           1        100 ML BOTTLE
ZINC CHLORIDE                          TOXIC/CORROSIVE                     CHEM ROOM           1        100G BOTTLE
ZINC SULFATE                           IRRITANT                            CHEM ROOM           12       100G BOTTLE
